                                                                   Exhibit 10.04

                                 LOAN AGREEMENT

                                     BETWEEN

                        NATURAL GAS SERVICES GROUP, INC.

                                       AND

                              WESTERN NATIONAL BANK

                         DATED AS OF SEPTEMBER 15, 1999

                                TABLE OF CONTENTS

                                                                                                                        Page
ARTICLE  I DEFINITIONS ...............................................................................................   1

         Section 1.1.     Defined Terms...............................................................................   1
         Section 1.2.     Accounting Principles.......................................................................   6
         Section 1.3.     Directly or Indirectly......................................................................   6
         Section 1.4.     Plural and Singular Forms...................................................................   6
         Section 1.5.     References..................................................................................   6

ARTICLE II AMOUNT AND TERMS OF LOANS..................................................................................   7
         Section 2.1.     The Loans...................................................................................   7
         Section 2.2.     Procedure For Borrowing.....................................................................   7
         Section 2.3.     Borrowing Base..............................................................................   8
         Section 2.4.     Optional and Mandatory Prepayments..........................................................   9
         Section 2.5.     Payment Procedure...........................................................................   9
         Section 2.6.     Order of Application........................................................................   9

ARTICLE III CONDITIONS PRECEDENT......................................................................................  10
         Section 3.1.     Conditions to Initial Advance...............................................................  10
         Section 3.2.     Conditions to Subsequent Advances...........................................................  12
         Section 3.3.     Corporate Proceedings and Documents.........................................................  13

ARTICLE IV REPRESENTATIONS AND WARRANTIES.............................................................................  13
         Section 4.1.     Organization, Existence and Good Standing; Compliance With Law..............................  13
         Section 4.2.     Authorization...............................................................................  13
         Section 4.3.     Enforceable Obligations.....................................................................  14
         Section 4.4.     No Conflicts or Consents....................................................................  14
         Section 4.5.     Financial Statements........................................................................  14
         Section 4.6.     Other Obligations...........................................................................  15
         Section 4.7.     Investments, Advances and Guaranties........................................................  15
         Section 4.8.     Litigation..................................................................................  15
         Section 4.9.     No Burdensome Restrictions..................................................................  15
         Section 4.10.    Taxes.......................................................................................  15
         Section 4.11.    Purpose of Loan.............................................................................  15
         Section 4.12.    Title to Properties; Liens..................................................................  15
         Section 4.13.    Insurance...................................................................................  16
         Section 4.14.    No Default..................................................................................  16
         Section 4.15.    ERISA Plans.................................................................................  16
         Section 4.16.    Principal Business Office and Location of Records...........................................  16
         Section 4.17.    Licenses, Permits and Franchises, Etc.......................................................  16
         Section 4.18.    Subsidiaries................................................................................  16
         Section 4.19.    No Material Omissions or Misstatements......................................................  16
         Section 4.20.    Environmental Matters.......................................................................  17
         Section 4.21.    Investment Company Act......................................................................  18

         Section 4.22.    Public Utility Holding Company Act..........................................................  18
         Section 4.23.    Year 2000 Compliance........................................................................  18
         Section 4.24.    Federal Regulations.........................................................................  18
         Section 4.25.    Casualties; Taking of Properties............................................................  18
         Section 4.26.    Not A Utility...............................................................................  19

ARTICLE V AFFIRMATIVE COVENANT........................................................................................  19
         Section 5.1.     Financial Statements and Other Information..................................................  19
         Section 5.2.     Taxes; Other Claims.........................................................................  20
         Section 5.3.     Compliance and Maintenance..................................................................  21
         Section 5.4.     Maintenance of Insurance....................................................................  21
         Section 5.5.     Reimbursement of Fees and Expenses..........................................................  21
         Section 5.6.     Indemnification.............................................................................  22
         Section 5.7.     Further Assurances..........................................................................  23
         Section 5.8.     Inspection and Visitation...................................................................  23
         Section 5.9.     Compliance With Laws........................................................................  23
         Section 5.10.    Accounts and Records........................................................................  23
         Section 5.11.    Environmental Complaints....................................................................  23

ARTICLE VI NEGATIVE COVENANTS.........................................................................................  24
         Section 6.1.     Financial Covenants.........................................................................  24
         Section 6.2.     Debt........................................................................................  24
         Section 6.3.     ERISA Compliance............................................................................  25
         Section 6.4.     Amendment of Organizational Documents.......................................................  25
         Section 6.5.     Fiscal Year.................................................................................  25
         Section 6.6.     Nature of Business..........................................................................  25
         Section 6.7.     Disposition of Collateral...................................................................  25
         Section 6.8.     Liens.......................................................................................  25
         Section 6.9.     Dividends, Redemptions and Other Payments...................................................  26
         Section 6.10.    Limitation on Fundamental Changes...........................................................  26
         Section 6.11.    Transactions with Affiliates................................................................  26
         Section 6.12.    Disposition of Assets.......................................................................  26
         Section 6.13.    Limitation on Negative Pledge Clauses.......................................................  27
         Section 6.14.    Terms of Other Agreements...................................................................  27

ARTICLE VII DEFAULT AND REMEDIES......................................................................................  27
         Section 7.1.     Events of Default...........................................................................  27
         Section 7.2.     Remedies....................................................................................  28
         Section 7.3.     Right of Setoff.............................................................................  29
         Section 7.4.     Delegation of Duties and Rights.............................................................  29
         Section 7.5.     Lender Not in Control.......................................................................  29
         Section 7.6.     Waivers by Lender...........................................................................  29
         Section 7.7.     Cumulative Rights...........................................................................  29
         Section 7.8.     Expenditures by Lender......................................................................  29

ARTICLE VIII MISCELLANEOUS............................................................................................  30
         Section 8.1.     Survival of Representations and Warranties..................................................  30
         Section 8.2.     Communications..............................................................................  30
         Section 8.3.     Binding on Successors.......................................................................  30
         Section 8.4.     Governing Law...............................................................................  31
         Section 8.5.     Usury Savings Clause........................................................................  31
         Section 8.6.     Severability................................................................................  31
         Section 8.7.     Non-Waiver..................................................................................  32
         Section 8.8.     Counterparts................................................................................  32
         Section 8.9.     Amendments and Waivers......................................................................  32
         Section 8.10.    Terms and Headings..........................................................................  32
         Section 8.11.    Conflicts...................................................................................  32
         Section 8.12.    Environmental Indemnity.....................................................................  32
         Section 8.13.    Renewal, Extension or Rearrangement.........................................................  33
         Section 8.14.    Direct Benefit..............................................................................  33
         Section 8.15.    Waivers.....................................................................................  33
         Section 8.16.    Cumulative Rights...........................................................................  33
         Section 8.17.    Governmental Regulation.....................................................................  33
         Section 8.18.    Exhibits....................................................................................  33


EXHIBITS

         Exhibit A         Term Promissory Note

         Exhibit B         Revolving Line of Credit Promissory Note

         Exhibit C         Subsequent Advance under Revolving Line of Credit Promissory Note - written notice of borrowing

         Exhibit D         Borrowing Base Report

         Exhibit E         Stock Pledge Agreements

         Exhibit F         Limited Liability Company Pledge Agreements

         Exhibit G         Security Agreement

         Exhibit H         Officer's Certificate

         Exhibit I         Guaranty Agreement

         Exhibit J         Limited Guaranty Agreement

         Exhibit K         Compliance Certificate

         Exhibit L         Consolidated Current Ratio


         Exhibit M         Consolidated Tangible Net Worth

         Exhibit N         Debt Service Ratio

         Exhibit O         Consolidated Tangible Net Worth


SCHEDULES

         Schedule I        Jurisdiction of organization and each other jurisdiction
                           in which the Borrower and its Subsidiaries are qualified
                           to do business

         Schedule II       Term Promissory Note, for the repayment of the indebtedness


                                 LOAN AGREEMENT

         This LOAN AGREEMENT, dated as of September 15, 1999, is made and entered into by and between NATURAL GAS SERVICES GROUP, INC., a Colorado corporation (the "Borrower"), and WESTERN NATIONAL BANK, a national banking association (the "Lender").

RECITALS

         WHEREAS, the Borrower has requested that the Lender make loans to the Borrower; and

         WHEREAS, the Bank is agreeable to the Borrower's requests but only upon and subject to the terms and provisions which are hereinafter specified.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1. DEFINED TERMS. In addition to the terms defined in the preamble and elsewhere in this Agreement, the following terms shall have the following meanings:

                  "Advance" means any loan disbursement to or on behalf of Borrower under any of the Loan Papers, including, without limitation, all amounts advanced upon the execution hereof under the Notes and all Subsequent Advances.

                  "Affiliate" means, as to any person, (a) any other person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such person or
         (b) any person who is a director, officer or partner (i) of such person, (ii) of any Subsidiary of such person or (iii) of any person described in the preceding clause (a). For purposes of this definition, "control" of a person means the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors or managers of such person or (ii) direct or cause the direction of the management and policies of such person whether by contract or otherwise.

                  "Agreement" means this Loan Agreement, as amended, restated, supplemented or otherwise modified from time to time.

                  "Bank Liens" means Liens in favor of the Lender, securing all or any portion of the Obligations, including, but not limited to, Rights in any Collateral created in favor of the Lender, whether by mortgage, pledge, hypothecation, assignment, transfer or other granting or creation of Liens.

                  "Borrowings Base" means at any date the amount determined pursuant to Section 2.3 of this Agreement at such date.

                  "Borrowing Base Report" shall have the meaning given to such term as set forth in Section 2.3(b) of this Agreement.

                  "Business Day" means every day on which Lender is open for banking business.

                  "Change of Control" means the occurrence after the date of this Agreement of any circumstance or event in which (i) a person shall cause or bring about (through solicitation of proxies or otherwise) the removal or resignation of a majority of the members of the Board of Directors of the Borrower serving in such capacity on the date of this Agreement or a person causes or brings about (through solicitation of proxies or otherwise) an increase in the size of the existing Board of Directors of the Borrower such that the existing members of the Board of Directors thereafter represent a minority of the total number of persons comprising the entire Board; or (ii) a person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of any class of stock of the Borrower having thirty percent (30%) or more of the total number of votes that may be cast for the election of directors of the Borrower.

                  "Collateral" means any and all property, tangible or intangible, now existing or hereafter acquired, mortgaged, pledged, assigned or otherwise encumbered by the Borrower, the Subsidiaries or any other person to or for the benefit of the Lender pursuant to any of the Loan Papers now or hereafter executed and delivered by the Borrower or any of its Subsidiaries or any other person to secure the payment and performance of the Notes and obligations of the Borrower hereunder or under any of the other Loan Papers, as any such Loan Paper may be amended, supplemented or otherwise modified from time to time.

                  "Consolidated Cash Flow" means, with respect to any period of calculation thereof, the sum of (i) the consolidated net income (or loss) from continuing operations of the Borrower and its Subsidiaries during such period (excluding extraordinary income but including extraordinary expenses), plus (ii) depreciation, depletion, amortization and interest expenses deducted in determining consolidated net income (or loss) of the Borrower and its Subsidiaries during such period, all determined on a consolidated basis.

                  "Consolidated Current Ratio" means the ratio of (i) the sum of the current assets of the Borrower and its Subsidiaries to (ii) the sum of the current liabilities of the Borrower and its Subsidiaries, all determined on a consolidated basis.

                  "Consolidated Debt" means at a particular date the total Debt of the Borrower and its Subsidiaries, determined on a consolidated basis.

                  "Consolidated Fixed Charges" means, with respect to any period of calculation thereof, the sum of (a) the aggregate principal amount of all Debt of the Borrower and its Subsidiaries paid or due and payable during such period plus (b) all interest, including, without limitation, imputed interest in connection with Financing Leases, paid or accrued by the Borrower and its Subsidiaries during such period; provided, however, that any principal amount of Debt and any interest payable in one fiscal period and paid in another shall not be twice included in Consolidated Fixed Charges.

                  "Consolidated Intangible Assets" means those assets of the Borrower and its Subsidiaries, determined on a consolidated basis, that would be classified as intangible assets in accordance with generally accepted accounting principles, but in any event including, without limitation, (i) deferred assets, other than prepaid insurance and prepaid taxes; (ii) patents, copyrights, trademarks, tradenames, franchises, goodwill, experimental expenses and other similar assets which would be classified as intangible assets on a balance sheet of such person, prepared in accordance with generally accepted accounting principles; (iii) unamortized debt discount and expense, and unamortized organization and reorganization expense; and (iv) assets located, and notes and receivables due from obligors domiciled, outside of the United States.

                  "Consolidated Tangible Net Worth" means at a particular date
         (i) the sum of all amounts which would be included under stockholders' equity, on a consolidated balance sheet of the Borrower and its Subsidiaries, less (ii) the sum of the aggregate book value of Consolidated Intangible Assets, all determined on a consolidated basis.

                  "Contractual Obligation" means, as to any person, any provision of any security issued by such person or of any agreement, instrument or other undertaking to which such person is a party or by which it or any of its property is bound.

                  "Debt" means, for the Borrower and any Subsidiary, at any particular date, and without duplication, the sum at such date of (i) all indebtedness of such person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) for which such person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such person otherwise assures a creditor against loss;
         (ii) all obligations of such person under leases which shall have been, or should have been, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such person otherwise assures a creditor against loss; (iii) unfunded vested benefits under each ERISA Plan; (iv) all indebtedness and other liabilities secured by any Lien on any property owned by such person even though such person has not assumed or otherwise become liable for payment thereof; (v) all obligations of such person in respect of letters of credit, acceptances or similar obligations issued or created for the account of such person; and (vi) indebtedness of such person evidenced by a bond, debenture, note or similar instrument.

                  "Environmental Complaint" means any complaint, request for information, summons, order, demand, citation, notice or other written communication from any person or Governmental Authority with respect to the existence or alleged existence of a violation of any Requirement of Law or liability resulting from any air emission, water discharge, noise emission, asbestos, Hazardous Substance or any other environmental, health or safety matter at, upon, under or within any of the property owned, operated or used by the Borrower or any of its Subsidiaries.

                  "ERISA Plan" shall have the meaning given to such term as set forth in Section 4.15 of this Agreement.

                  "Event of Default" shall have the meaning given to such term as set forth in Section 7.1 of this Agreement.

                  "Financing Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with generally accepted accounting principles to be capitalized on a balance sheet of the lessee.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantors" means (i) the Subsidiaries identified in Section
         4.18 of this Agreement, (ii) Wallace O. Sellers, (iii) Cav-Rdv, Ltd.,
         (iv) Wallace C. Sparkman and Diamente Investments, L.P., (v) Richard L. Yadon and (vi) Danny M. Crocker.

                  "Hazardous Substance" shall have the meaning given to such term as set forth in Section 4.20 of this Agreement.

                  "Highest Lawful Rate" means the maximum rate of interest (or, if the context so requires, an amount calculated at such rate) which Lender is allowed to contract for, charge, take, reserve or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments or charges under the Loan Papers.

                  "Lien" means any interest in property securing an obligation owed to, or a claim by, a person other than the owner of the property, whether such interest is based on the common law, statute or contract, including, but not limited to, a lien or security interest arising from any mortgage, encumbrance, pledge, hypothecation, assignment, deposit arrangement, or preference, priority or other security agreement (including, without limitation, any conditional sale or other title retention agreement or trust receipt or a lease, consignment or bailment for security purposes). The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property.

                  "Loan Papers" means (i) this Agreement, (ii) the Notes and
         (iii) any and all notes, mortgages, deeds of trust, security agreements, pledge agreements, financing statements, guaranties, and other agreements, documents, certificates, letters and instruments ever delivered or executed pursuant to, or in connection with, this Agreement, whether existing on the date hereof or thereafter created, as any of the same may hereafter be amended, supplemented, extended or restated.

                  "Material Adverse Effect" means any set of circumstances or events which (i) has, will or could reasonably be expected to have any material adverse effect upon the validity or enforceability of this Agreement or any of the other Loan Papers or the Rights or remedies of the Lender hereunder or thereunder; (ii) is or could reasonably be expected to be material and adverse to the financial condition, business, operations, property or prospects of the Borrower or any of its Subsidiaries; (iii) will or could reasonably be expected to impair the ability of the Borrower or any of its Subsidiaries to perform its respective obligations under the terms and conditions of any of the Loan Papers to which it is a party; or (iv) will or could reasonably be expected to cause an Event of Default.

                  "Material Agreement" of any person means any material written or oral agreement, contract, commitment, arrangement or understanding to which such person is a party, by which such person is directly or, to such person's knowledge, indirectly bound, or to which any asset of such person may be subject, which is not cancelable by such person upon 30 days or less notice without liability for further payment other than nominal penalties, excluding, however, such agreements, contracts, commitments, arrangements or understandings pursuant to which the subject matter thereof does not exceed $50,000.00 in the aggregate.

                  "Notes" means the Term Promissory Note and the Revolving Line of Credit Promissory Note, as further described in Section 2.1 of this Agreement.

                  "Obligations" means the unpaid principal of and interest on the Notes and all other present and future indebtedness, obligations and liabilities of the Borrower and any of its Subsidiaries to the Lender, and all renewals, rearrangements and extensions thereof, or any part thereof, now or hereafter owed to Lender by the Borrower or any of its Subsidiaries arising from, by virtue of, or pursuant to any Loan Paper, or otherwise, together with all interest accruing thereon and all costs, expenses and attorneys' fees incurred in the enforcement or collection thereof, whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several or were, prior to acquisition thereof by Lender, owed to some other person.

                  "Prime Rate" means that variable rate of interest per annum published in the Money Rates section of The Wall Street Journal as its "prime rate." If the Money Rates section of The Wall Street Journal does not have a rate designated by it as its "prime rate," then the "Prime Rate" shall be deemed to be the variable rate of interest per annum which is the general reference rate designated by the Lender as its "reference rate," "base rate" or other similar rate and which is comparable to the "Prime Rate" as described above. The Prime Rate is used by Lender as a general reference rate of interest, taking into account such factors as Lender may deem appropriate, it being understood that it is not necessarily the lowest or best rate actually charged to any customer and that Lender may make various commercial or other loans at rates of interest having no relationship to such rate.

                  "Relevant Environmental Law" means any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health, wildlife or the environment, as now or may at any time hereafter be in effect.

                  "Requirement of Law" means, as to any person, the certificate and articles of incorporation and bylaws, articles of organization, regulations or other organizational or governing documents of such person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such person or any of its property or to which such person or any of its property is subject.

                  "Rights" means rights, remedies, powers, privileges and benefits.

                  "Subsequent Advance" means any disbursement to or on behalf of Borrower after the initial Advance under the Revolving Line of Credit Promissory Note pursuant to the provisions of Section 2.1 and Section
         2.2 hereof.

                  "Subsidiary" means, as to the Borrower or any other designated person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors, managers or other governing body of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by the Borrower or such other designated person.

         SECTION 1.2. ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement or any other Loan Paper, such determination, consolidation or computation shall be made in accordance with generally accepted accounting principles consistently applied, except where such principles are inconsistent with the requirements or definitions of this Agreement.

         SECTION 1.3. DIRECTLY OR INDIRECTLY. When any provision in this Agreement refers to action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable where the action in question is taken directly or indirectly.

         SECTION 1.4. PLURAL AND SINGULAR FORMS. The definitions given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         SECTION 1.5. REFERENCES. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

                                   ARTICLE II
                            AMOUNT AND TERMS OF LOANS

         SECTION 2.1. THE LOANS. Subject to and upon the terms and conditions and relying on the representations and warranties contained in this Agreement, Lender agrees to make loans to the Borrower as follows:

                  (a) Term Loans - Contemporaneously with the execution and delivery hereof, the Borrower shall execute and deliver to the Lender the Term Promissory Note in the form of Exhibit A hereto in the original principal amount of $1,500,000.00 (the "Term Promissory Note"). Subject to and upon the terms and conditions of this Agreement, the entire amount of the Term Promissory Note will be funded in a single Advance. The Term Promissory Note shall be stated to mature five years from the date of such note and shall bear interest on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum as provided in the Term Promissory Note. Principal and interest on the Term Promissory Note shall be payable in the manner and on the dates specified therein.

                  (b) Revolving Loans - Contemporaneously with the execution and delivery hereof, the Borrower shall execute and deliver to the Lender the Revolving Line of Credit Promissory Note in the form of Exhibit B hereto in the original principal amount of $750,000.00 (the "Revolving Line of Credit Promissory Note"). Subject to and upon the terms and conditions of this Agreement and the Revolving Line of Credit Promissory Note, the Borrower may request one or more Advances and borrow, prepay and reborrow at any time and from time to time under the Revolving Line of Credit Promissory Note; provided, however, the aggregate principal amount of all Advances outstanding at any one time under the Revolving Line of Credit Promissory Note shall never exceed the lesser of (i) $750,000.00 or (ii) the Borrowing Base then in effect. The Revolving Line of Credit Promissory Note shall be stated to mature two years from the date of such note and shall bear interest on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum as provided in the Revolving Line of Credit Promissory Note. Principal and interest on the Revolving Line of Credit Promissory Note shall be payable in the manner and on the dates specified therein.

         SECTION 2.2.      PROCEDURE FOR BORROWING.

                  (a) At the time of the initial Advance under the Term Promissory Note or the Revolving Line of Credit Promissory Note, as the case may be, the conditions set forth in Section 3.1 of this Agreement shall have been satisfied and, with respect to each Subsequent Advance under the Revolving Line of Credit Promissory Note, the conditions set forth in Section 3.2 hereof shall have been satisfied at the time of each such Subsequent Advance. At the time of each request for a Subsequent Advance under the Revolving Line of Credit Promissory Note, the Borrower shall simultaneously furnish to the Lender a written notice of borrowing (dated as of the date of the request for such Subsequent Advance and otherwise being in substantially the form attached hereto as Exhibit C) confirming (i) the amount of the requested Subsequent Advance and (ii) the absence of any Event of Default at the date of such request. Each request for a

         Subsequent Advance under the Revolving Line of Credit Promissory Note must be in the minimum amount of $50,000.00 or the unadvanced portion of the Revolving Line of Credit Promissory Note, whichever is less. Assuming the satisfaction of the conditions set forth in this Section 2.2, requests for Subsequent Advances under the Revolving Line of Credit Promissory Note will be funded on the same Business Day that Lender receives Borrower's request for each such Subsequent Advance; provided that Borrower's request is received by the Lender prior to 12:00 noon on the date of any such request.

                  (b) The Lender shall maintain in accordance with its usual practice one or more accounts or other records evidencing the Obligations of the Borrower to the Lender resulting from each loan made by the Lender from time to time under the Notes, including the amounts of principal and interest payable and paid to the Lender from time to time under this Agreement and each respective Note. The entries made in such accounts or records of the Lender shall be prima facie evidence of the existence and amounts of the Obligations of the Borrower and its Subsidiaries therein recorded; provided, however, that the failure of the Lender to maintain any such accounts or records, or any error therein, shall not in any manner affect the absolute and unconditional obligation of the Borrower to repay (with applicable interest) all loans made to the Borrower in accordance with the terms of this Agreement and the Notes.

         SECTION 2.3. BORROWING BASE. The Borrowing Base shall be determined as follows:

         (a) Initial Borrowing Base. The initial Borrowing Base shall be $750,000.00 during the period from the date hereof to the date on which the Borrower receives notice of the first redetermination of the Borrowing Base by the Lender pursuant to Section 2.3(b) and thereafter the amount of the Borrowing Base shall be the Borrowing Base most recently determined pursuant to Section 2.3(b).

                  (b) Redeterminations of the Borrowing Base.

                           (i) No later than 30 days after the end of each
                  month, the Borrower shall, at its own expense, furnish to the Bank a borrowing base report (the "Borrowing Base Report") in the form attached hereto as Exhibit D, which shall be dated as of the end of each such month.

                           (ii) Within 15 days after it receives each Borrowing
                  Base Report, the Lender shall redetermine the Borrowing Base, and shall notify the Borrower of the new Borrowing Base, if any; provided, however, if the Lender does not so notify the Borrower of a new Borrowing Base within such 15-day period, then the Borrowing Base set forth in the Borrowing Base Report furnished to the Lender by the Borrower pursuant to Section 2.3(b)(i) shall be deemed to be the redetermined Borrowing Base until a new Borrowing Base is redetermined by the Lender and notice of such new Borrowing Base is given by the Lender to the Borrower. Each redetermination of the Borrowing Base shall be made by the Lender in the exercise of its sole discretion in accordance with the then current standards and practices of the Lender for similar loans, taking into account such factors as the Lender may deem appropriate, including, without limitation, the nature and extent of the Borrower's interest in the accounts and leases receivable and inventory upon which the Borrowing Base is then redetermined and the anticipated timing and extent of net operating income therefrom. The Lender may in its sole discretion discount the value of any property included in the redetermination of the Borrowing Base as set forth in a Borrowing Base Report by the same factors utilized by it in discounting the value of comparable borrowing base assets in comparable transactions for comparable borrowers.

                           (iii) Each delivery by the Borrower to the Lender of
                  a Borrowing Base Report shall be deemed to constitute a representation and warranty by the Borrower to the Lender that the Borrower and its Subsidiaries have good and marketable title to the Collateral owned by each of them and described therein, and that such Collateral is not subject to any Lien other than Bank Liens and Liens permitted by Section 6.8.

         SECTION 2.4.      OPTIONAL AND MANDATORY PREPAYMENTS.

                  (a) The Borrower may at any time and from time to time prepay either one or both of the Notes, in whole or in part, without premium or penalty, upon prior or simultaneous irrevocable notice to the Lender, specifying the Note to be prepaid, the date and the amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $20,000.00 or a whole multiple thereof, or shall equal the aggregate outstanding balance of the Note being prepaid.

                  (b) If the aggregate unpaid principal amount of the Revolving Line of Credit Promissory Note shall at any time exceed the Borrowing Base at such time, the Lender shall so notify the Borrower, and the Borrower shall, within fifteen Business Days after such notification, prepay the principal of the Revolving Line of Credit Promissory Note in an aggregate amount at least equal to such excess, together with accrued interest on the amount prepaid to the date of such prepayment.

         SECTION 2.5. PAYMENT PROCEDURE. Each payment or prepayment on the Notes must be made at the principal office of Lender in funds which are or will be available for immediate use by Lender on or before 12:00 noon Midland, Texas time on the day such payment is due or such prepayment is made. In any case where a payment of principal of, or interest on, the Notes is due on a day which is not a Business Day, the Borrower shall be entitled to delay such payment until the next succeeding Business Day, but interest shall continue to accrue until the payment is in fact made.

         SECTION 2.6. ORDER OF APPLICATION. Except as otherwise provided in the Loan Papers, all payments and prepayments on the Obligations, including proceeds from the exercise of any Rights of Lender under the Loan Papers, shall be applied to the Obligations in the following order: (i) first, to reasonable expenses for which Lender shall not have been reimbursed under the Loan Papers and then to all amounts to which Lender is entitled to indemnification under the Loan Papers; (ii) to the accrued interest on the Note being paid or prepaid;
(iii) to the principal of
the Note being paid or prepaid and, with regard to the Term Promissory Note, applied upon installments of most remote maturity; and (iv) to the remaining Obligations.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

         SECTION 3.1. CONDITIONS TO INITIAL ADVANCE. The obligation of Lender to make the initial Advance pursuant to this Agreement under either one of the Notes is subject to the satisfaction and fulfillment of each of the following conditions precedent which shall have occurred on or before the date hereof, or simultaneously with the closing of the transactions contemplated by this Agreement, unless compliance therewith shall have been waived in writing by
Lender:

                  (a) There shall have been duly executed, where appropriate, and delivered by the Borrower (and/or any other requisite party thereto) the following:

                      (i) this Agreement;

                      (ii) the Term Promissory Note;

                      (iii) the Revolving Line of Credit Promissory Note;

                      (iv) the Stock Pledge Agreements covering the capital
                  stock of NGE Leasing, Inc., Flare King, Inc. and Natural Gas Engine Co., in each case being in substantially the form attached hereto as Exhibit E;

                      (v) the Limited Liability Company Pledge Agreements
                  covering the limited liability company membership interests of Hi-Tech Compressor Company, L.C. and Gas Engine Service, LLC, in each case being in substantially the form attached hereto as Exhibit F;

                      (vi) the Security Agreement in substantially the form
                  attached hereto as Exhibit G;

                      (vii) a certificate of account status (good standing) and
                  a certificate of existence for Borrower in the jurisdiction under the laws of which Borrower is organized and in each jurisdiction wherein Borrower's operations, transaction of business or ownership of property make qualification as a foreign corporation necessary;

                      (viii) an Officer's Certificate in substantially the form
                  attached hereto as Exhibit H, which shall contain the names and signatures of the officers of the Borrower authorized to execute Loan Papers and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (A) a copy of resolutions duly adopted by the Board of Directors of the Borrower and in full force and effect at the time this Agreement is entered into, covering the matters described in subparagraph (d) below of this
                  Section 3.1, (B) a copy of the charter documents of Borrower and all amendments thereto, certified by the appropriate official of Borrower's state of organization, and
                  (C) a copy of the bylaws of Borrower, and certifying as to such other matters as Lender may reasonably require; and

                      (ix) such other documents or instruments as Lender may
                  reasonably require.

                      (b) There shall have been executed, where appropriate, and delivered by the Guarantors (and/or any other requisite party thereto) the following, all of which shall be in form and substance satisfactory to Lender and its counsel:

                      (i) in the case of the Subsidiaries, the Guaranty
                  Agreement in substantially the form attached hereto as Exhibit
                  I:

                      (ii) in the case of the Guarantors other than the
                  Subsidiaries, the Limited Guaranty Agreement in substantially the form attached hereto as Exhibit J;

                      (iii) in the case of the Subsidiaries, a Security
                  Agreement in substantially the form attached hereto as Exhibit G;

                      (iv) a certificate of account status (good standing) and a certificate of existence for each Subsidiary in the jurisdiction under the laws of which each Subsidiary is organized and in each jurisdiction wherein its operations, transaction of business or ownership of property made qualification as a foreign entity necessary;

                      (v) an Officer's Certificate of each Subsidiary in
                  substantially the form attached hereto as Exhibit H, which shall contain the names and signatures of the officers or members of each Subsidiary authorized to execute Loan Papers and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (A) a copy of resolutions duly adopted by the Board of Directors or Managers, as the case may be, of such Subsidiary and in full force and effect at the time this Agreement is entered into, covering the matters described in subparagraph (e) below of this Section 3.1, (B) a copy of the charter or other organizational documents of each such Subsidiary and all amendments thereto, certified by the appropriate official of such Subsidiary's state of organization, and (C) a copy of the bylaws or regulations of each such Subsidiary, and certifying as to such other matters as Lender may reasonably require; and

                      (vi) such other documents or instruments as Lender may
                  reasonably require.

                  (c) All requirements of notice to perfect each Bank Lien shall have been accomplished or arrangements made therefor to the satisfaction of Lender and its counsel;

                  (d) The Borrower shall have approved the execution, delivery and performance of the Loan Papers to which it is a party by resolutions satisfactory to Lender and its counsel, authorizing (i) the execution, delivery and performance of this Agreement, the Notes and the other Loan Papers to which the Borrower is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the pledge and security interests pursuant to the Loan Papers to which the Borrower is a party and appropriate certificates as to such actions, showing the parties authorized to execute the Loan Papers and all items required herein, shall have been delivered to the Lender;

                  (e) The respective boards of directors, managers, or other governing body, as the case may be, of each Guarantor (excluding Messrs. Sellers, Sparkman, Yadon and Crocker) shall have approved the execution, delivery and performance of the Loan Papers to which it is a party by resolutions satisfactory to Lender and its counsel, authorizing (i) the execution, delivery and performance of the Loan Papers to which it is a party, (ii) acknowledging the benefits and consideration to such Guarantor from the borrowings contemplated hereunder and (iii) authorizing the granting by it of the pledge and security interests pursuant to the Loan Papers to which it is a party and appropriate certificates as to such actions, showing the parties authorized to execute such Loan papers and all items required herein, shall have been delivered to Lender;

                  (f) There shall exist no Event of Default hereunder, nor shall any events or circumstances have occurred, and not theretofore been cured, which with notice or lapse of time or both, would constitute an Event of Default hereunder;

                  (g) The representations and warranties of the Borrower contained in Article IV shall be true and correct in all material respects;

                  (h) No suit, action or other proceeding by a third party or a Governmental Authority shall be pending or threatened which relates to this Agreement or the transactions contemplated hereby; and

                  (i) All Liens (other than Bank Liens) securing the Debt described in Section 4.11 hereof shall be released, terminated or assigned to the Lender, or arrangements made therefor satisfactory to the Lender in its sole discretion.

         SECTION 3.2. CONDITIONS TO SUBSEQUENT ADVANCES. The obligation of the Lender to make any Subsequent Advance under the Revolving Line of Credit Promissory Note requested to be made by the Borrower on any date is subject to the satisfaction of the following conditions precedent:

                  (a) Each of the representations and warranties made by the Borrower in or pursuant to the Loan Papers shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                  (b) No Event of Default shall have occurred and be continuing on such date or after giving effect to the Subsequent Advance requested to be made on such date.

                  (c) Notwithstanding Section 2.4(b), after giving effect to the Advances under the Revolving Line of Credit Promissory Note requested by Borrower to be made on any date, the aggregate principal amount of the Revolving Line of Credit Promissory Note then outstanding shall not exceed the lesser of (i) $750,000.00 or (ii) the Borrowing Base then in effect.

                  (d) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority shall be pending or, to the knowledge of the Borrower, threatened by or against the Borrower or the Lender with respect to this Agreement or any of the other Loan Papers or the transactions contemplated by this Agreement or any of the other Loan Papers.

                  (e) The Lender shall have received all Borrowing Base Reports required to be delivered by Borrower pursuant to Section 2.3(b)(i).

         Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this Section 3.2 have been satisfied.

         SECTION 3.3. CORPORATE PROCEEDINGS AND DOCUMENTS. In addition to the conditions precedent set forth in Section 3.1 and Section 3.2, all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Papers shall be satisfactory in form, substance and date to the Lender, and Lender shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         As a material inducement to Lender to enter into this Agreement, the Borrower hereby represents and warrants to the Lender that:

         SECTION 4.1. ORGANIZATION, EXISTENCE AND GOOD STANDING; COMPLIANCE WITH LAW. The Borrower and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its state of organization, (b) is duly qualified, in good standing and authorized to do business in each jurisdiction where the character of its operations, transaction of business or ownership of property makes such qualification necessary, except where the absence of qualification, good standing or authorization would not have a Material Adverse Effect and (c) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Schedule I attached hereto sets forth the jurisdiction of organization and each other jurisdiction in which the Borrower and its Subsidiaries are qualified to do business.

         SECTION 4.2. AUTHORIZATION. Each of the Borrower and its Subsidiaries has the corporate or limited liability company power and authority, and the legal right, to make, deliver and perform the Loan Papers to which it is a party and, in the case of the Borrower, to borrow hereunder, and in the case of the Subsidiaries, to guarantee the obligations of the Borrower hereunder, and each of the Borrower and its Subsidiaries has taken all necessary corporate or limited liability company action to authorize the borrowings and other transactions on the terms and conditions of each Loan Paper to which it is a party, the grant of the Bank Liens on the Collateral pursuant to the Loan Papers to which it is a party and the execution, delivery and performance of the Loan Papers to which it is a party.

         SECTION 4.3. ENFORCEABLE OBLIGATIONS. This Agreement and each of the other Loan Papers to which the Borrower or any of its Subsidiaries is a party have been duly executed and delivered on behalf of the Borrower or its Subsidiaries, as the case may be. This Agreement constitutes and the other Loan Papers to which the Borrower or any of its Subsidiaries is a party, when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower and any of its Subsidiaries, as the case may be, enforceable against the Borrower and any of its Subsidiaries, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         SECTION 4.4. NO CONFLICTS OR CONSENTS. The execution, delivery and performance of this Agreement, the Notes and the other Loan Papers, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties, assets or revenues pursuant to any such Requirement of Law or Contractual Obligation, except as contemplated by the Loan Papers. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes or the other Loan Papers.

         SECTION 4.5. FINANCIAL STATEMENTS. The combined audited financial statements of CNG Engines Co., Flare King, Inc., Hi-Tech Compressor Company, L.C., NGE Leasing, Inc. (formerly Natural Gas Engine Co.) and Gas Engine Services, LLC for the fiscal year ended December 31, 1998, and the interim unaudited consolidated financial statements of the Borrower and its Subsidiaries for the five-month period ended May 31, 1999, which have been delivered to Lender, are complete and correct as they relate to the Borrower and its Subsidiaries, have been prepared in accordance with generally accepted accounting principles, consistently applied, and present fairly the consolidated financial condition and results of operations of the Borrower and its Subsidiaries, as of the dates and for the periods stated (subject only to normal year-end adjustments with respect to such unaudited interim statements). During the period from December 31, 1998 to and including the date hereof, no change has occurred in the condition, financial or otherwise, of the Borrower and its consolidated Subsidiaries, taken as a whole, which could reasonably be expected to result in a Material Adverse Effect, and there has been no sale, transfer or other disposition by the Borrower or any of its Subsidiaries since December 31, 1998 of any material part of its business or property and no purchase or other acquisition of any business or property material in relation to the consolidated condition, financial or otherwise, of the Borrower and its Subsidiaries.

         SECTION 4.6. OTHER OBLIGATIONS. As of the date hereof, neither Borrower nor any Subsidiary has any outstanding Debt or other material liabilities, direct or indirect, absolute or contingent, which is, in the aggregate, material to the Borrower and its Subsidiaries and not shown in the financial statements referred to in Section 4.5 hereof. Borrower is not aware of any fact, circumstance, act, condition or development which will have or which threatens to have any Material Adverse Effect.

         SECTION 4.7. INVESTMENTS, ADVANCES AND GUARANTIES. At the date of this Agreement, Borrower has not made investments in, advances to or guaranties of the obligations of any person, except as reflected in the financial statements referred to in Section 4.5 hereof.

         SECTION 4.8. LITIGATION. There is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower which involves the possibility of any judgment or liability not fully covered by indemnity agreements or insurance, and which would have a Material Adverse Effect.

         SECTION 4.9. NO BURDENSOME RESTRICTIONS. No unusual or unduly burdensome restriction, restraint or hazard exists under or by reason of any Contractual Obligation or, to the best of Borrower's knowledge, any Requirement of Law.

         SECTION 4.10. TAXES. All tax returns required to be filed by the Borrower and its Subsidiaries with all Governmental Authorities have been filed, and all taxes, assessments, fees and other governmental charges imposed upon Borrower and its Subsidiaries or upon any of their respective property, income or franchises which are due and payable, have been paid (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles have been provided on the consolidated financial statements of the Borrower); and no tax Lien has been filed and, to the knowledge of Borrower, no claim is being asserted with respect to any such tax, fee or other charge.

         SECTION 4.11. PURPOSE OF LOAN. The proceeds of the loans made pursuant to Section 2.1 and evidenced by the Notes will be used for the following purposes:

                  (a) with respect to loans made pursuant to and evidenced by the Term Promissory Note, for the repayment of the indebtedness described on Schedule II hereto; and

                  (b) with respect to loans made pursuant to and evidenced by the Revolving Line of Credit Promissory Note, for general working capital purposes.

         SECTION 4.12. TITLE TO PROPERTIES; LIENS. Each of the Borrower and its Subsidiaries have good record and defensible title to, or a valid leasehold interest in, all its real property, and good title to all its other properties and, except for Liens of the type permitted under Section 6.8 of this Agreement, there are no Liens on any properties or assets of the Borrower or any of its Subsidiaries.

         SECTION 4.13. INSURANCE. The Borrower and its Subsidiaries maintain with financially sound and reputable insurance companies insurance in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business and such insurance is otherwise in compliance with the Loan Papers.

         SECTION 4.14. NO DEFAULT. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect, other than defaults which could not have a Material Adverse Effect. No Event of Default has occurred and is continuing.

         SECTION 4.15. ERISA PLANS. Borrower does not have any plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA Plan").

         SECTION 4.16. PRINCIPAL BUSINESS OFFICE AND LOCATION OF RECORDS. The Borrower's principal place of business and chief executive offices are located at 710 Buffalo Street, Suite 201, Corpus Christi, Texas 78401, and the records of the Borrower and each of its Subsidiaries concerning its ownership of assets, business and operations are located at such address.

         SECTION 4.17. LICENSES, PERMITS AND FRANCHISES, ETC. The Borrower and each of its Subsidiaries owns, or is licensed to use, all permits, know-how, processes, technology, franchises, patents, patent rights, trade names, trademarks, trademark rights and copyrights which are necessary or required for the ownership or operation of its properties and the conduct of its business. Borrower is not aware of any fact or condition that might cause any of such rights not to be renewed in due course.

         SECTION 4.18. SUBSIDIARIES. The following constitute all the Subsidiaries of the Borrower at the date hereof:

                  C.N.G. Engines Company
                  Flare King, Inc.
                  Hi-Tech Compressor Company, L.C.
                  NGE Leasing, Inc.
                  Gas Engine Service, LLC

         Each such Subsidiary is wholly owned by the Borrower, except that (i) Gas Engine Service, LLC is a wholly owned Subsidiary of C.N.G. Engines Company and (ii) Hi-Tech Compressor Company, L.C. is owned 50% by the Borrower and 50% by Flare King, Inc.

         SECTION 4.19. NO MATERIAL OMISSIONS OR MISSTATEMENTS. No information, exhibit or report furnished to Lender by the Borrower in connection with the negotiation of this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading. Without limiting the generality of the foregoing, there are no material facts relating to the Loan Papers, the Collateral or the financial condition, assets, liabilities, results of operations or business of the Borrower or any of its Subsidiaries which could, collectively or individually, have a Material Adverse Effect and which have not been disclosed in writing to Lender as an exhibit to this Agreement or in the financial statements of the Borrower referred to in Section 4.5 of this Agreement.

         SECTION 4.20.     ENVIRONMENTAL MATTERS.

                  (a) No Environmental Complaint has been issued or filed, no penalty has been assessed and, to the knowledge of Borrower, no investigation or review is pending or threatened by any Governmental Authority or other person (i) with respect to any alleged violation of any law, ordinance, rule, regulation or order of any Governmental Authority in connection with the property, operations or conduct of the business of the Borrower or any of its Subsidiaries, (ii) with respect to any alleged failure to have any permit, certificate, license, approval, requisition or authorization required in connection with the property, operations or conduct of the business of the Borrower or any of its Subsidiaries or (iii) with respect to any generation, treatment, storage, recycling, transportation or disposal or release, all as defined in 42 USC Section 9601(22) ("Release") (other than Releases in compliance with Relevant Environmental Laws or permits issued thereunder), of any toxic, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, solid waste, contaminants, polychlorinated biphenyls, paint containing lead, urea, formaldehyde, foam insulation, and discharge of sewage or effluent, whether or not regulated under federal, state or local environmental statutes, ordinances, rules, regulations or orders ("Hazardous Substance") generated by the operations or business, or located at any property, of the Borrower or any of its Subsidiaries.

                  (b) Except in substantial compliance with Relevant Environmental Laws and permits issued thereunder (i) neither the Borrower nor its Subsidiaries, nor the businesses conducted by the Borrower and its Subsidiaries, have placed, held, located or disposed of any Hazardous Substance on, under or at any property now or previously owned or leased by the Borrower or any of its Subsidiaries, and none of such properties has been used (by the Borrower or any of its Subsidiaries) as a dump site or storage (whether permanent or temporary) site for any Hazardous Substance; (ii) no polychlorinated biphenyls, urea or formaldehyde is or has been present at any property now or previously owned or leased by the Borrower or any of its Subsidiaries; (iii) no asbestos is or has been present at any property now or previously owned or leased by the Borrower or any of its Subsidiaries; (iv) there are no underground storage tanks which have been used to store or have contained any Hazardous Substance, active or abandoned, at any property now or previously owned or leased by the Borrower or any of its Subsidiaries; (v) no Hazardous Substance has been released at, on or under any property previously owned or leased by the Borrower or any of its Subsidiaries; and (vi) no Hazardous Substance has been released or is present, in a reportable or threshold quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned by the Borrower or any of its Subsidiaries.

                  (c) The Borrower and its Subsidiaries have not transported or arranged for the transportation (directly or indirectly) of any Hazardous Substance to any location which is listed or proposed for listing under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS") or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations.

                  (d) There are no environmental Liens on any property owned or leased by the Borrower or any of its Subsidiaries, and no actions by any Governmental Authority have been taken or are in the process of being taken which could subject any of such properties to such Liens.

                  (e) Prior to the date hereof, the Borrower has provided to Lender all environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Borrower or any of its Subsidiaries in relation to any property or facility now or previously owned or leased by the Borrower or any of its Subsidiaries.

         SECTION 4.21. INVESTMENT COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.22. PUBLIC UTILITY HOLDING COMPANY ACT. The Borrower is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 4.23. YEAR 2000 COMPLIANCE. The Borrower has analyzed its operations and the operations of its Subsidiaries that could be adversely affected by failure to be "Year 2000" compliant (that is, that computer applications, imbedded microchips and other systems will be able to perform date-sensitive functions prior to and after December 31, 1999). Based on its analysis, the computer systems and operations of the Borrower and its Subsidiaries are Year 2000 compliant, except to the extent that any failure therein or the cost to modify or repair its systems could not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.24. FEDERAL REGULATIONS. No part of the proceeds of any loan will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by the Bank, the Borrower will furnish to the Bank a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

         SECTION 4.25. CASUALTIES; TAKING OF PROPERTIES. Since the dates of the financial statements of the Borrower and its Subsidiaries delivered to the Lender and described in Section 4.5, neither the business nor the assets or properties of the Borrower or any Subsidiary have been affected (to the extent it is reasonably likely to cause a Material Adverse Effect), as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by and domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

         SECTION 4.26. NOT A UTILITY. Neither the Borrower nor any of its Subsidiaries is an entity engaged in the State of Texas in the (i) generation, transmission or distribution and sale of electric power; (ii) transportation, distribution and sale through a local distribution system of natural or other gas for domestic, commercial, industrial or other use; (iii) provision of telephone or telegraph service to others; (iv) production, transmission or distribution and sale of steam or water; (v) operation of a railroad; or (vii) provision of sewer service to others.

                                    ARTICLE V

                              AFFIRMATIVE COVENANT

         As a material inducement to Lender to enter into this Agreement, the Borrower hereby covenants and agrees that from the date hereof until payment in full of the Obligations, the Borrower shall and shall cause each of its Subsidiaries to:

         SECTION 5.1. FINANCIAL STATEMENTS AND OTHER INFORMATION. Promptly furnish to Lender copies of (i) such information regarding its business and affairs and financial condition as Lender may reasonably request, and (ii) without request, the following:

                  (a) as soon as available, but in any event not later than 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and changes in cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Hein + Associates LLP or other independent certified public accounting firm of recognized standing acceptable to the Lender;

                  (b) as soon as available, but in any event not later than 30 days after the end of each month, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and changes in cash flows of the Borrower and its consolidated Subsidiaries for such month and for the period from the beginning of the most recent fiscal year to the end of such month, certified by the chief financial officer of the Borrower (subject to normal year-end audit adjustments);

                  (c) as soon as available, but in any event not later than 30 days after the end of each month, calculations of the Consolidated Current Ratio, Consolidated Tangible Net Worth, Debt Service Ratio and Consolidated Debt to Consolidated Tangible Net Worth Ratio of the Borrower for the periods required as set forth in Section 6.1 of this Agreement;

                  (d) as soon as available, but in any event not later than 30 days after the end of each month, a list of all accounts payable and accounts receivable of the Borrower and its consolidated Subsidiaries, and an aging of such accounts on the basis of 30-60-90 and over 90 days from date of invoice;

                  (e) promptly upon their becoming available, but in any event not later than five days after the same are sent, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Borrower to its shareholders, of all regular and periodic reports and all private placement memorandums and all registration statements and prospectuses, if any, filed by the Borrower with any securities exchange or with the Securities and Exchange Commission; and all press releases and other statements made available generally by the Borrower to the public concerning material developments in the business of the Borrower;

                  (f) immediately after becoming aware of the existence of, or any material change in the status of, any Environmental Complaint or any litigation which could have a Material Adverse Effect if determined adversely against the Borrower or any of its Subsidiaries, a written communication to Lender of such matter;

                  (g) immediately upon becoming aware of an Event of Default or the existence of any condition or event which constitutes, or with notice or lapse of time, or both, would constitute an Event of Default, a verbal notification to Lender specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto and, immediately thereafter, a written confirmation to Lender of such matters;

                  (h) immediately after becoming aware that any person has given notice or taken any action with respect to a claimed default under any indenture, mortgage, deed of trust, promissory note, loan agreement, note agreement, joint venture agreement or any other Material Agreement or other undertaking to which the Borrower or any Subsidiary is a party, a verbal notification to Lender specifying the notice given or action taken by such person and the nature of the claimed default and what action the Borrower is taking or proposes to take with respect thereto and, immediately thereafter, a written communication to Lender of such matters;

                  (i) within 30 days after the end of each month, the Borrowing Base Report required by Section 2.3(b)(i) of this Agreement; and

                  (j) within 30 days after the end of each month, a compliance certificate in the form attached hereto as Exhibit K, which shall be signed by the chief executive officer or principal financial officer of the Borrower.

         SECTION 5.2. TAXES; OTHER CLAIMS. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon the Borrower and its Subsidiaries, or upon or in respect of all or any part of the income, property or business of the Borrower and its Subsidiaries, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which, if unpaid, might become a Lien or charge upon any or all of the property of the Borrower or any of its Subsidiaries; provided however, the Borrower and its Subsidiaries shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is currently being contested in good faith by appropriate actions or proceedings diligently conducted which will prevent the forfeiture or sale of any property of the Borrower and its Subsidiaries or any material interference with the use thereof by the Borrower or its Subsidiaries, and (ii) the Borrower shall have set aside on its consolidated financial statements reserves therefor deemed adequate under generally accepted accounting principles.

         SECTION 5.3. COMPLIANCE AND MAINTENANCE. (i) Maintain its corporate existence, rights and franchises; (ii) observe and comply with all Requirements of Law, including, without limitation, Relevant Environmental Laws; and (iii) maintain the Collateral and all other equipment, properties and assets (and any properties, equipment and assets leased by or consigned to it or held under title retention or conditional sales contracts) in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to its properties, equipment and assets as are needful and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times.

         SECTION 5.4. MAINTENANCE OF INSURANCE. Maintain with financially sound and reputable insurers, insurance with respect to its properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts as is customarily carried by companies engaged in the same or similar businesses and similarly situated. From time to time, upon request by Lender, the Borrower will furnish Lender with copies of certificates, binders and policies necessary to give Lender reasonable assurance of the existence of such coverage. Borrower agrees to promptly notify Lender of any termination or other material change in Borrower's insurance coverage and, if requested by Lender, to provide Lender with all information about the renewal of each policy at least 15 days prior to the expiration thereof. In the case of any fire, accident or other casualty causing loss or damage to any property of Borrower, the proceeds of such policies in excess of $50,000.00 shall, at Borrower's option, be used to (i) replace the lost or damaged property with similar property having a value at least equivalent to the lost or damaged property, or
(ii) prepay the Term Promissory Note and the Revolving Line of Credit Promissory Note, in that order.

         SECTION 5.5. REIMBURSEMENT OF FEES AND EXPENSES. Pay all reasonable fees and expenses incurred by Lender and its designated representatives in connection with this Agreement, all renewals hereof, the other Loan Papers or other transactions pursuant hereto or to the other Loan Papers, whether the services provided hereunder or thereunder are provided directly by Lender or by a third party selected by Lender, as well as all costs of filing and recordation, all reasonable legal and accounting fees, all costs associated with enforcing any of Lender's Rights under the Loan Papers, including, without limitation, costs of repossessing, storing, transporting, preserving and insuring any Collateral that Borrower or any of its Subsidiaries may pledge to Lender, all court costs associated with enforcing or defending Lender's Rights against the Borrower, its Subsidiaries or any third party challenging said Rights and any other cost or expense incurred by Lender or its designated representatives in connection herewith or with the other Loan Papers, together with interest at a rate per annum 2% above the Prime Rate on each such amount commencing on the date notice of such expenditure is given to the Borrower by Lender until the date it is repaid to Lender.

         SECTION 5.6. INDEMNIFICATION. Indemnify, save and hold harmless the Lender and its Affiliates, directors, officers, agents, attorneys and employees (collectively, the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any person (other than the Borrower) if the claim, demand, action or cause of action directly or indirectly relates to a claim, demand, action or cause of action that such person asserts or may assert against the Borrower, any Affiliate of the Borrower or any officer, director or shareholder of the Borrower; (b) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any person (other than the Borrower) if the claim, demand, action or cause of action arises out of or relates to the loans made by Lender to the Borrower under the Notes and this Agreement, the use or contemplated use of proceeds of such loans or the relationship of the Borrower and the Lender under this Agreement; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in clause (a) or (b) above; and (d) any and all liabilities, losses, costs or expenses (including reasonable attorneys' fees and disbursements) that any Indemnitee suffers or incurs as a result of any of the foregoing; provided, that no Indemnitee shall be entitled to indemnification for any liability, loss, cost or expense caused by its own gross negligence or willful misconduct. If any claim, demand, action or cause of action is asserted against any Indemnitee and such Indemnitee intends to claim indemnification from the Borrower under this Section 5.6, such Indemnitee shall promptly notify the Borrower, but the failure to so promptly notify the Borrower shall not affect the obligations of the Borrower under this Section 5.6 unless such failure materially prejudices the Borrower's right to participate, or the Borrower's rights, if any, in the contest of such claim, demand, action or cause of action, as hereinafter provided. Each Indemnitee may, and if requested by the Borrower in writing shall, in good faith contest the validity, applicability and amount of such claim, demand, action or cause of action with counsel selected by such Indemnitee and reasonably acceptable to the Borrower, and shall permit the Borrower to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which the Borrower may be liable for payment of indemnity hereunder shall give the Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain the Borrower's prior written consent, which consent shall not be unreasonably withheld. In connection with any claim, demand, action or cause of action covered by this Section 5.6 against more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel selected by the Indemnitees and reasonably acceptable to the Borrower; provided, that if such legal counsel determines in good faith and advises the Borrower in writing that representing all such Indemnitees would or could result in a conflict of interest under legal requirements or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each Indemnitee shall be entitled to separate representation by legal counsel selected by that Indemnitee and reasonably acceptable to the Borrower. Any obligation or liability of the Borrower to any Indemnitee under this Section 5.6 shall survive the expiration or termination of this Agreement and the repayment of the Loans and the payment of all other Obligations owing to the Lender for the statute of limitations period applicable to such claim or contest.

         SECTION 5.7. FURTHER ASSURANCES. Use its best efforts to cure any defects in the execution and delivery of any of the Loan Papers to which it is a party and in any other instrument or document referred to or mentioned herein, and immediately execute and deliver to Lender, upon Lender's request, all such other and further instruments as may be required or desired by Lender from time to time in compliance with or accomplishment of the covenants and agreements of the Borrower made herein and in the other Loan Papers.

         SECTION 5.8. INSPECTION AND VISITATION. Permit any officer, employee, agent or representative of Lender to visit and inspect any of the properties and assets of the Borrower and its Subsidiaries, examine all of its books, records and accounts, and take copies and extracts therefrom, all at such reasonable times and during normal business hours as Lender may request and, further, the Borrower shall allow and does hereby grant Lender the right to contact any employees, associates, Affiliates, officers, accountants and auditors of Borrower and its Subsidiaries as Lender may desire, and upon the occurrence and during the continuance of an Event of Default, Lender shall have the right to contact the customers of Borrower and its Subsidiaries.

         SECTION 5.9. COMPLIANCE WITH LAWS. Comply with all Requirements of Law, the violation of which could have a Material Adverse Effect.

         SECTION 5.10. ACCOUNTS AND RECORDS. Keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, in accordance with generally accepted accounting principles consistently applied, except only for changes in accounting principles or practices with which the Borrower's independent public accountants concur.

         SECTION 5.11. ENVIRONMENTAL COMPLAINTS. Promptly give notice to Lender
(a) of any Environmental Complaint affecting the Borrower or any of its Subsidiaries, any property owned, operated or used by the Borrower or any of its Subsidiaries, or any part thereof or the operations of the Borrower or any of its Subsidiaries, or any other person on or in connection with such property or any part thereof (including receipt by the Borrower or any of its Subsidiaries of any notice of (i) the happening of any event involving the use, spill, release, leak, seepage, discharge or clean-up of any Hazardous Substance or (ii) any complaint, order, citation or notice with regard to air emissions, water discharges, or any other environmental, health or safety matter affecting the Borrower or any of its Subsidiaries from any person or entity (including without limitation the United States Environmental Protection Agency)), and (b) of any notice from any person of (i) any violation or alleged violation of any Relevant Environmental Law relating to any such property or any part thereof or any activity at any time conducted on any such property, (ii) the occurrence of any release, spill or discharge in a quantity that is reportable under any Relevant Environmental Law or (iii) the commencement of any clean-up pursuant to or in accordance with any Relevant Environmental Law of any Hazardous Substance on or about any such property or any part thereof.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

         As a material inducement to Lender to enter into this Agreement, the Borrower covenants and agrees that from the date hereof until payment in full of the Obligations, the Borrower shall not, and (except with respect to Section 6.1) shall not permit any of its Subsidiaries to, directly or indirectly:

         SECTION 6.1.      FINANCIAL COVENANTS.

                  (a) Consolidated Current Ratio. Permit the Consolidated Current Ratio, as defined herein and calculated pursuant to Exhibit L hereto, to be less than .80 to 1.0 as of the end of each month through and including December 31, 1999, or less than 1.0 to 1.0 as of the end of each month after December 31, 1999.

                  (b) Consolidated Tangible Net Worth. Permit the Consolidated Tangible Net Worth, as defined herein and calculated pursuant to Exhibit M hereto, to be less than $2,000,000.00 as of the end of each month through and including December 31, 1999, or less than $2,500,000.00 as of the end of each month after December 31, 1999.

                  (c) Debt Service Ratio. Permit the ratio of (i) Consolidated Cash Flow to (ii) Consolidated Fixed Charges, as such terms are defined herein and as calculated pursuant to Exhibit N hereto, to be less than
         1.25 to 1.00 for each "rolling" three-month period ending on the date the calculation of such ratio is made, with the first such calculation to be made and dated as of September 30, 1999, followed by a similar calculation at the end of each succeeding month. As an example, for the calculation to be made on September 30, 1999, such ratio for the months of July, August and September shall not be less than 1.25 to 1.00 for such three-month period; such ratio for the three-month period ended October 31, 1999 shall not be less than 1.25 to 1.00 for the months of August, September and October; and so forth.

                  (d) Consolidated Debt to Consolidated Tangible Net Worth Ratio. Permit the ratio of (i) Consolidated Debt to (ii) Consolidated Tangible Net Worth, as such terms are defined herein and calculated pursuant to Exhibit O hereof, to be more than 2.00 to 1.00 as of the end of each month.

                  SECTION 6.2. DEBT. Create, assume, incur or have outstanding any Debt, except:

                  (a) Debt of the Borrower and its Subsidiaries to the Lender;

                  (b) Debt existing on the date of this Agreement which is set forth in the financial statements referred to in Section 4.5 of this Agreement (excluding, however, the Debt described in Schedule I hereto which shall be repaid in its entirety on the day the initial Advance is made to Borrower under the Term Promissory Note), but not any increases thereof;

                  (c) obligations for the payment of rent or hire of property under leases or lease agreements which would not cause the aggregate amount of all payments made by the Borrower and its Subsidiaries pursuant to such leases or lease agreements to exceed $200,000.00 during any calendar year; and

                  (d) additional Debt of the Borrower and its Subsidiaries not to exceed $100,000.00 in the aggregate principal amount at any one time outstanding.

         SECTION 6.3.      ERISA COMPLIANCE.

                  (a) Engage in any "prohibited transaction" as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended;

                  (b) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA; or

                  (c) terminate any such plan in a manner which could result in the imposition of a Lien on the property of Borrower or any Subsidiary pursuant to Section 4068 of ERISA.

         SECTION 6.4. AMENDMENT OF ORGANIZATIONAL DOCUMENTS. Amend or otherwise modify its articles of incorporation, regulations, articles of organization or otherwise change its corporate or limited liability company structure in any manner.

         SECTION 6.5. FISCAL YEAR. Permit its fiscal year to end on a day other than the last day of December of each year.

         SECTION 6.6. NATURE OF BUSINESS. Make any significant or substantial change in the nature of its business as being conducted on the date of this Agreement.

         SECTION 6.7. DISPOSITION OF COLLATERAL. Sell, transfer, lease, exchange, alienate or otherwise dispose of (whether in one transaction or in a series of transactions) all or any part of the Collateral, except as permitted by Section 6.12.

         SECTION 6.8. LIENS. Create, incur, assume or permit to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired, or agree to do any of the foregoing, except:

                  (a) Bank Liens;

                  (b) Liens to secure payments of workmen's compensation, unemployment insurance, old age pensions or other social security;

                  (c) deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety or appeal bonds, or other deposits or pledges for purposes of like general nature in the ordinary course of business;

                  (d) Liens for taxes, assessments or other governmental charges or levies which are not delinquent or which are in good faith being contested by appropriate proceedings; provided, however, this exception shall not allow any Lien imposed by the U.S. Government for failure to pay income, payroll, FICA or similar taxes, other than any such Lien where (i) the validity, applicability or amount thereof is being contested in good faith by appropriate proceedings which will prevent the forfeiture or sale of any property of the Borrower or any Subsidiary or any material interference with the use thereof by the Borrower or any Subsidiary, and (ii) the Borrower shall have set aside on its books reserves appropriate within generally accepted accounting principles with respect thereto;

                  (e) vendors', operators', materialmen's, mechanics', carriers', workmen's, repairmen's or other like Liens arising by operation of law in the ordinary course of business and securing obligations less than 90 days from the date of invoice, and on which no suit to foreclose has been filed, or which are in good faith being contested by appropriate proceedings;

                  (f) Liens created by or resulting from any litigation or legal proceeding which is being contested in good faith by appropriate proceedings; and

                  (g) Liens permitted by the other Loan Papers.

         SECTION 6.9. DIVIDENDS, REDEMPTIONS AND OTHER PAYMENTS. Declare or pay any dividends (except dividends payable solely in its own capital stock or limited liability company membership interests, as the case may be) on, or redeem, retire, purchase or otherwise acquire for value, any shares of any class of its respective shares of capital stock or limited liability company membership interests, as the case may be, now or hereafter outstanding, or return any capital to its shareholders or members, as the case may be, or make any other distribution in respect thereof, whether in cash or property or in obligations of the Borrower or any Subsidiary.

         SECTION 6.10. LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of (whether in one transaction or in a series of related transactions), all or substantially all of its property, business or assets (whether now owned or hereafter acquired), or make any material change in its present method of conducting business.

         SECTION 6.11. TRANSACTIONS WITH AFFILIATES. Enter into any transaction (including, but not limited to, the sale or exchange of property or the rendering of services) with any of its Affiliates, other than in the ordinary course of business and upon terms no less favorable than could be obtained in an arm's-length transaction with a person that was not an Affiliate.

         SECTION 6.12. DISPOSITION OF ASSETS. Sell, convey, transfer, lease, exchange, alienate or otherwise dispose of any of its respective property or assets, except, to the extent not otherwise prohibited under the other Loan
Papers:

                  (a) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value; and

                  (b) inventory and equipment which is sold or leased in the ordinary course of business.

         SECTION 6.13. LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into with any person any agreement, other than (a) this Agreement and (b) the other Loan Papers, which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

         SECTION 6.14. TERMS OF OTHER AGREEMENTS. Become a party to any agreement (or any amendment, supplement, extension or other modification thereto or thereof) which, in any manner (i) violates, conflicts with or creates a breach of any of the terms or provisions of this Agreement or any of the other Loan Papers, (ii) provides for the granting or conveyance to any person other than Lender of Liens on or affecting the Collateral, or (iii) restricts the Borrower's or any of its Subsidiaries (a) rights of ownership, possession or operation of all or any part of the Collateral or (b) rights or ability to direct the use or disposition of all or any part of the Collateral or (c) which requires the consent of any person (other than Lender) to use or dispose of any of the Collateral for any purpose or to act or refrain from acting with respect thereto.

                                   ARTICLE VII
                              DEFAULT AND REMEDIES

         SECTION 7.1. EVENTS OF DEFAULT. If any one or more of the following shall occur and shall not have been remedied in the period, if any, provided for, an "Event of Default" shall be deemed to have occurred hereunder and with respect to all of the Obligations, unless waived in writing by Lender:

                  (a) default shall be made in the payment when due of any installment of principal or interest on the Notes or any other Obligations;

                  (b) any representation or warranty made by the Borrower herein or in any of the other Loan Papers or in any certificate, document or financial or other statement furnished to Lender under or in connection with this Agreement or any other Loan Paper shall be or shall prove to have been incorrect or untrue or misleading in any material respect on or as of the date made or deemed made and shall continue unremedied for a period of 30 days after the earlier of (i) the Borrower becoming aware of such default or (ii) the Lender giving notice thereof to the Borrower;

                  (c) default shall be made by the Borrower or any Subsidiary in the due performance or observance of any covenant, condition or agreement contained in any of the Loan Papers to which it is a party and such default shall continue unremedied for a period of 30 days after the earlier of (i) Borrower becoming aware of such default or
         (ii) the Lender giving notice thereof to the Borrower;

                  (d) Borrower or any Subsidiary shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or of all or a substantial part of its assets; (ii) be unable, or admit in writing its inability, or fail to confirm its ability (when requested to do so by Lender) to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent or file a voluntary petition in bankruptcy; (v) file a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency law; (vi) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceedings; or (vii) take any action for the purpose of effecting any of the foregoing;

                  (e) an order, judgment or decree shall be entered by any court of competent jurisdiction approving a petition seeking reorganization of the Borrower or any of its Subsidiaries or appointing a receiver, trustee or liquidator of the Borrower or any of its Subsidiaries or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed in effect for any period of 30 consecutive days;

                  (f) the failure of the Borrower or any of its Subsidiaries to have discharged within a period of 30 days after the commencement thereof any attachment, sequestration or similar proceeding against any of its properties or assets having a value of $100,000 or more;

                  (g) any acceleration, notice of default, default, filing of suit or notice of breach by any lender, lessor, creditor or other party to any Material Agreement to which the Borrower or any of its Subsidiaries is a party, or to which its properties or assets are subject;

                  (h) the occurrence of a Material Adverse Effect with respect to Borrower or any of its Subsidiaries;

                  (i) the occurrence of a Change of Control; or

                  (j) final judgment or judgments shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance or not otherwise covered by indemnity agreements acceptable to Lender in its sole discretion) of $50,000.00 or more, and such judgment or judgments shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof.

         SECTION 7.2.      REMEDIES.

                  (a) Upon the occurrence of any Event of Default described in
         Section 7.1(d) or Section 7.1(e) hereof, the lending obligations, if any, of Lender hereunder shall immediately terminate, and the entire principal amount of all Obligations then outstanding together with interest then accrued and unpaid thereon shall become immediately due and payable, all without demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intention to accelerate maturity or notice of acceleration of maturity, or any other notice of default of any kind, all of which are hereby expressly waived by the Borrower.

                  (b) Upon the occurrence and at any time during the continuance of any other Event of Default specified in Section 7.1 hereof, Lender may, by written notice to the Borrower, (i) declare the entire principal amount of all Obligations then outstanding, together with interest then accrued and unpaid thereon, to be immediately due and payable without demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intention to accelerate maturity or notice of acceleration of maturity, or any other notice of default of any kind, all of which are hereby expressly waived by the Borrower, and (ii) terminate the lending obligations, if any, of Lender hereunder unless and until Lender shall reinstate same in writing.

         SECTION 7.3. RIGHT OF SETOFF. Upon the occurrence and during the continuance of any Event of Default, or if the Borrower becomes insolvent, however, evidenced, Lender is hereby authorized at any time and from time to time, without prior notice to Borrower (any such notice being expressly waived by the Borrower), to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the Obligations, irrespective of whether or not Lender shall have made any demand under this Agreement or the Notes and although such Obligations may be unmatured. Lender agrees promptly to notify Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lender under this Section 7.3 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

         SECTION 7.4. DELEGATION OF DUTIES AND RIGHTS. Lender may perform any of its duties or exercise any of its Rights under the Loan Papers by or through its officers, directors, employees, attorneys, agents or other representatives.

         SECTION 7.5. LENDER NOT IN CONTROL. None of the covenants or other provisions contained in this Agreement or the other Loan Papers shall, or shall be deemed to, give Lender the Right to exercise control over the affairs or management of the Borrower.

         SECTION 7.6. WAIVERS BY LENDER. The acceptance by Lender at any time and from time to time of part payment on the Obligations shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Lender of any Event of Default shall be deemed to be a waiver of any other then existing or subsequent Event of Default. No delay or omission by Lender in exercising any Right under this Agreement or any of the other Loan Papers shall impair such Right or be construed as a waiver thereof or any acquiescence therein.

         SECTION 7.7. CUMULATIVE RIGHTS. All Rights available to Lender under this Agreement and the other Loan Papers are cumulative of, and in addition to, all other Rights available to Lender at law or in equity. The exercise or partial exercise of any such Right shall not preclude the exercise of any other Right under the Loan Papers or otherwise.

         SECTION 7.8. EXPENDITURES BY LENDER. All court costs, reasonable attorneys' fees, other costs of collection, and other sums spent by Lender pursuant to the exercise of any Right provided herein shall be payable to Lender on demand, shall become part of the Obligations, and shall bear interest at a rate per annum 2% above the Prime Rate on each such amount commencing on the date notice of such claims, judgments, costs, charges or attorneys' fees is given to Borrower by Lender until the date paid by Borrower.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         SECTION 8.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Borrower made herein, in the other Loan Papers to which it is a party and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

         SECTION 8.2. COMMUNICATIONS. Unless specifically otherwise provided, whenever any Loan Paper requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by cable, telex, telecopy, fax or other similar means of remote facsimile transmission) to be effective and shall be deemed to have been given on the day actually delivered or, if mailed, on the third day (or if such third day is not a Business Day, then on the next succeeding Business Day) after it is enclosed in an envelope, addressed to the party to be notified at the address stated below, properly stamped, sealed, and deposited in the appropriate official postal service. Until changed by notice pursuant hereto, the address of each party for purposes of this Agreement is as follows:

                  BORROWER:         Natural Gas Services Group, Inc.
                                    710 Buffalo Street, Suite 201
                                    Corpus Christi, Texas 78401
                                    Attention:  Earl Wait
                                    Facsimile Number for Notice:  (361) 882-5144

                                             or

                  LENDER:           Western National Bank
                                    500 W. Wall, Suite 100
                                    Midland, Texas 79701
                                    Attention:  Scott A. Lovett
                                    Facsimile Number for Notice:  (915) 570-9567

         SECTION 8.3. BINDING ON SUCCESSORS. All covenants and agreements herein contained by or on behalf of the Borrower shall bind the Borrower's successors and assigns and shall inure to the benefit of Lender and its successors and assigns; provided, however, that Borrower may not assign its Rights or obligations hereunder without the prior written consent of Lender. If the Lender sells participations in or assigns the Notes or other Obligations owing to the Lender to other lenders (which the Lender may undertake to do in its sole discretion), each of such other lenders shall have the rights to setoff against such Obligations and similar rights or Liens to the same extent as may be available to the Lender.

         SECTION 8.4. GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN PAPERS SHALL BE DEEMED TO BE CONTRACTS MADE UNDER, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT THE RIGHTS PROVIDED IN ANY LOAN PAPER WITH REFERENCE TO PROPERTIES COVERED THEREBY THAT ARE SITUATED IN OTHER STATES MAY BE GOVERNED BY THE LAWS OF SUCH OTHER STATES, AND PROVIDED, FURTHER, THAT THE LAWS PERTAINING TO THE ALLOWABLE RATES OF INTEREST MAY, FROM TIME TO TIME, BE GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA.

         SECTION 8.5. USURY SAVINGS CLAUSE. It is the intention of the parties hereto that Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to Lender notwithstanding the other provisions hereof), then, in that event, notwithstanding anything to the contrary in the Notes, this Agreement or any other Loan Paper or other agreement entered into in connection with or as security for the Notes, (i) the aggregate of all consideration which is contracted for, taken, reserved, charged or received by Lender under the Notes, this Agreement or any other Loan Paper or agreement entered into in connection with or as security for the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by Lender on the principal amount of the Obligations to Lender (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an Event of Default under this Agreement or otherwise, or in the event of any prepayment, then such consideration that constitutes interest under law applicable to Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in the Notes, this Agreement or otherwise shall be cancelled automatically by Lender as of the date of such acceleration of prepayment and, if theretofore paid, shall be credited by Lender on the principal amount of the Obligations (or, to the extent that the principal amount of such Obligations shall have been or would thereby be paid in full, refunded by Lender to the Borrower).

         To the extent that Texas Finance Code Section 303.201, as supplemented by Article 5069-ID.002 of the Texas Revised Civil Statutes (Texas Credit Title) is relevant to Lender for the purposes of determining the Highest Lawful Rate, the applicable rate ceiling under such provisions shall be determined by the indicated (weekly) rate ceiling from time to time in effect, subject to Lender's right subsequently to change such method in accordance with applicable law. Notwithstanding anything to the contrary contained herein or in any of the other Loan Papers, it is not the intention of the Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

         SECTION 8.6. SEVERABILITY. If one or more of the provisions contained herein or in the Notes or any of the other Loan Papers shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, the Notes or any of the other Loan Papers.

         SECTION 8.7. NON-WAIVER. No Advance hereunder shall constitute a waiver of the representations, warranties, conditions or agreements of Borrower or of any of the conditions of Lender's obligations to make further Advances. If Borrower is unable to satisfy any such representation, warranty, condition or agreement, no such Advance shall have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default as hereinabove provided.

         SECTION 8.8. COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

         SECTION 8.9. AMENDMENTS AND WAIVERS. Neither this Agreement, the Notes nor any of the other Loan Papers may be amended or waived orally, but only by an instrument in writing signed by Borrower and Lender (and/or any other person which is a party to the Loan Paper being amended or waived).

         SECTION 8.10. TERMS AND HEADINGS. Terms used herein but not defined shall have the meanings accorded them under generally accepted accounting principles, or the Texas Uniform Commercial Code, as appropriate. All headings used herein are for convenience and reference purposes only and shall not affect the substance of this Agreement.

         SECTION 8.11. CONFLICTS. If there is ever a conflict between any of the terms, conditions, representations, warranties or covenants contained in this Agreement and the terms, conditions, representations, warranties or covenants in any of the other Loan Papers executed by the Borrower, the provisions of this Agreement shall govern and control; provided, however, the fact that any term, condition, representation, warranty or covenant contained in such other Loan Paper is not contained herein shall not be, or be deemed to be, a conflict.

         SECTION 8.12. ENVIRONMENTAL INDEMNITY. Borrower hereby agrees to defend, indemnify, pay and hold Lender and its officers, directors, employees and agents (each, an "Indemnitee") harmless from and against, and shall reimburse each Indemnitee for, any and all loss, claim, liability, damages, injunctive relief, penalty, judgment, suit, obligation, injury to persons, property or natural resources, cost, expense or disbursement of any kind or nature whatsoever including, without limitation, attorneys' fees and costs attributable to any action or cause of action (whether or not each Indemnitee shall be designated a party thereto), arising, directly or indirectly, in whole or in part, out of the release or presence, or alleged release or alleged presence, or any Hazardous Substance, at, on, or under, surrounding or in connection with any of the real property owned or leased by Borrower ("Premises"), or any portion thereof, whether foreseeable or unforeseeable, regardless of the source of such release and regardless of when such release occurred or such presence is discovered. The foregoing indemnity includes, without limitation, all cost in law or in equity of removal, remediation of any kind and disposal of any such Hazardous Substance, all costs of determining whether the Premises are in compliance, and causing the Premises to be in compliance, with all Requirements of Law relating to Hazardous Substances, all costs associated with claims for damages to persons, property or natural resources, and each Indemnitee's consultants' fees (including attorneys' fees and costs) and court costs. The obligations of Borrower under this indemnity shall survive the repayment of the Notes and shall be independent of the obligations of Borrower to the

Indemnitees in connection with the Notes. The rights of each Indemnitee under this indemnity shall be in addition to any other rights and remedies of such Indemnitee under any guaranty or any document or instrument now or hereafter executed in connection with this Agreement, the Notes, the Loan Papers or at law or in equity.

         SECTION 8.13. RENEWAL, EXTENSION OR REARRANGEMENT. All provisions of this Agreement and any of the other Loan Papers relating to the Notes or any other Obligations shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Obligations originally represented by the Notes or any part of such other Obligations.

         SECTION 8.14. DIRECT BENEFIT. The loans hereunder and any additional loans are for the direct benefit of each of the Borrower and its Subsidiaries and the loans hereunder will be used by them for general working capital purposes. The Borrower and its Subsidiaries are engaged as an integrated group in the manufacturing, leasing and financing of industrial equipment and systems for the oil and gas industry and other industries, and any benefits to the Borrower or any of its Subsidiaries are a benefit to all of them, both directly or indirectly, inasmuch as the successful operation and condition of the Borrower and its Subsidiaries is dependent upon the continued successful performance of the functions of the integrated group as a whole.

         SECTION 8.15. WAIVERS. No course of dealing on the part of the Lender, its officers, employees, consultants or agents, nor any failure or delay by the Lender with respect to exercising any right, power or privilege of the Lender under this Agreement, the Notes or any other Loan paper shall operate as a waiver thereof, except as otherwise provided in Section 8.9 hereof.

         SECTION 8.16. CUMULATIVE RIGHTS. Rights and remedies of the Lender under this Agreement, the Notes and the other Loan Papers shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

         SECTION 8.17. GOVERNMENTAL REGULATION. Anything contained herein to the contrary notwithstanding, the Lender shall not be obligated to extend credit to the Borrower in an amount in violation of any limitation or prohibition provided by any applicable statute or regulation.

         SECTION 8.18. EXHIBITS. The exhibits, annexes and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits, annexes and schedules and the provisions of this Agreement, the provisions of this Agreement shall prevail. All capitalized terms used in such exhibits, annexes and schedules, but not defined therein, shall have the same meanings as given to such terms in this Agreement.

         THIS AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

         EXECUTED EFFECTIVE as of the date first above written.

                              BORROWER:

                              NATURAL GAS SERVICES GROUP, INC.

                              By: /s/ Burnace J. Boles, Jr.
                                 -------------------------------------------
                                   Burnace J. Boles, Jr., President



                              LENDER:

                              WESTERN NATIONAL BANK

                              By:   /s/ Scott A. Lovett
                                 -------------------------------------------
                                    Scott A. Lovett, Executive Vice President

                                    EXHIBIT A

                              TERM PROMISSORY NOTE

                                    EXHIBIT B
$750,000.00                                                   September 15, 1999

                    REVOLVING LINE OF CREDIT PROMISSORY NOTE



                    REVOLVING LINE OF CREDIT PROMISSORY NOTE


FOR VALUE RECEIVED, in the manner, on the dates and in the amounts herein stipulated, NATURAL GAS SERVICES GROUP, INC., a Texas corporation ("Borrower"), hereby promises and agrees to pay to the order of WESTERN NATIONAL BANK, a national banking association ("Lender"), in Midland, Midland County, Texas, the principal sum of Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) or, if less, the aggregate unpaid principal amount outstanding hereunder, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, together with interest on the unpaid principal amount hereof from time to time outstanding until maturity at a rate per annum which shall from day to day be equal to the lesser of (a) one percent (1.00%) over the Prime Rate (the "Established Rate") in effect from day to day (calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days) or
(b) the Highest Lawful Rate. Each change in the rate of interest charged under this Revolving Line of Credit Promissory Note (this "Note") shall, subject to the terms hereof, become effective, without notice to Borrower, upon the effective date of each change in the Prime Rate or the Highest Lawful Rate, as the case may be. Notwithstanding the foregoing, if at any time the Established Rate exceeds the Highest Lawful Rate, the rate of interest on this Note shall be limited to the Highest Lawful Rate, but any subsequent reductions in the Established Rate shall not reduce the rate of interest hereon below the Highest Lawful Rate until the total amount of interest accrued hereon approximately equals the amount of interest which would have accrued hereon if the Established Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of this Note, the total amount of interest paid or accrued hereon is less than the amount of interest which would have accrued if the Established Rate had at all times been in effect, then, at such time and to the extent permitted by applicable laws, Borrower shall pay to Lender an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Established Rate had at all times been in effect or the amount of interest which would have accrued if the Highest Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on this Note. Interest calculations may be made ten days prior to any interest installment due date under this Note, in which event, if there is an adjustment in the interest rate in accordance with the terms hereof during such ten-day period, then Borrower shall subsequently, on demand, pay to Lender any underpayment, or Lender shall pay to Borrower, any overpayment, as the case may be, as a result of any adjustment during such ten-day period.

This Note is the Revolving Line of Credit Promissory Note referred to in the Loan Agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), by and between Borrower and Lender, and is subject to the terms and conditions thereof. Reference is made to the Loan Agreement for provisions for the disbursement of funds hereunder and for a further statement of the rights, remedies, powers, privileges, benefits, duties and obligations of Borrower and Lender under the Loan Agreement and this Note. Terms used herein which are defined in the Loan Agreement shall have such defined meanings unless otherwise defined herein. The holder of this Note shall be entitled to the benefits of the Loan Agreement.

Advances and Subsequent Advances under this Note shall be made in accordance with the provisions of the Loan Agreement. Subject to the terms hereof and of the Loan Agreement, Borrower may borrow, repay and reborrow at any time and from time to time under this Note; provided, however, that the principal sum outstanding hereunder at any one time shall never exceed the lesser of (i) $750,000.00 or (ii) the Borrowing Base then in effect.

Interest on the outstanding principal balance of this Note shall be due and payable monthly on the first day of each month, commencing October 15, 1999. The then outstanding principal balance of this Note and all accrued and unpaid interest shall be due and payable on September 15, 2001. All of the past due principal and accrued interest hereunder shall, at the option of Lender, bear interest from maturity (stated or by acceleration) until paid at a rate per annum equal to the Highest Lawful Rate.

This Note is secured as provided in the Loan Agreement and in the other Loan Papers, to which reference is hereby made for a description of the properties and assets in which a lien and security interest has been granted, the nature and extent of the security, the terms and conditions upon which the liens and security interests were granted and the rights of the holder of this Note with respect thereto.

Time is of the essence of this Note. Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

Borrower and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of protest, notice of dishonor, notice of intent to accelerate and notice of acceleration), demand, presentment for payment, protest, diligence in collecting or bringing suit and the filing of suit for the purpose of fixing liability, and consent that the time of payment hereof may be extended and re-extended from time to time without notice to them or any of them, and each agrees that his, her or its liability on or with respect to this Note shall not be affected, diminished or impaired by any (a) release of any security at any time existing for this Note, (b) substitution for any security at any time existing for this Note, or (c) failure to perfect (or to maintain perfection of) any lien on or security interest in any such security, in each case in whole or in part, with or without notice, before or after maturity.

It is the intention of Borrower and Lender that Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated by the Loan Agreement and this Note would be usurious as to Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to Lender notwithstanding the other provisions of the Loan Agreement and this Note), then, in that event, notwithstanding anything to the contrary in this Note, the Loan Agreement or any other Loan Paper or other agreement entered into in connection with or as security for this Note, (i) the aggregate of all consideration which is contracted for, taken, reserved, charged or received by Lender under this Note, the Loan Agreement or any other Loan Paper or agreement entered into in connection with or as security for this Note shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by Lender on the principal amount of the Obligations to Lender (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by Lender to the Borrower); and (ii) in the event that the maturity of this Note is accelerated by reason of an Event of Default under the Loan Agreement or otherwise, or in the event of any prepayment, then such consideration that constitutes interest under law applicable to Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Note, the Loan Agreement or otherwise shall be cancelled automatically by Lender as of the date of such acceleration of prepayment and, if theretofore paid, shall be credited by Lender on the principal amount of the Obligations (or, to the extent that the principal amount of such Obligations shall have been or would thereby be paid in full, refunded by Lender to the Borrower).

To the extent that Texas Finance Code Section 303.201, as supplemented by
Article 5069-ID.002 of the Texas Revised Civil Statutes (Texas Credit Title) is relevant to Lender for the purposes of determining the Highest Lawful Rate, the applicable rate ceiling under such provisions shall be determined by the indicated (weekly) rate ceiling from time to time in effect, subject to Lender's right subsequently to change such method in accordance with applicable law. Notwithstanding anything to the contrary contained herein or in any of the other Loan Papers, it is not the intention of the Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

This Note is performable and payable in the County of Midland, State of Texas, and shall be construed in accordance with, and governed by, the laws of the State of Texas; provided, however, that the laws pertaining to allowable rates of interest may, from time to time, be governed by the laws of the United States of America.

                                       NATURAL GAS SERVICES GROUP, INC.


                                       By: /s/ Burnace J. Boles, Jr.
                                           Burnace J. Boles, Jr., President

                                    EXHIBIT C

  SUBSEQUENT ADVANCE UNDER REVOLVING LINE OF CREDIT PROMISSORY NOTE - WRITTEN
                              NOTICE OF BORROWING

                                    EXHIBIT D

                              BORROWING BASE REPORT

                                    EXHIBIT E

                             STOCK PLEDGE AGREEMENTS

                                    EXHIBIT F

                   LIMITED LIABILITY COMPANY PLEDGE AGREEMENTS

                                    EXHIBIT G

                               SECURITY AGREEMENT

                                    EXHIBIT H

                              OFFICER'S CERTIFICATE

                                    EXHIBIT I

                               GUARANTY AGREEMENT

                                    EXHIBIT J

                           LIMITED GUARANTY AGREEMENT


                                       __-1

                                    EXHIBIT K

                             COMPLIANCE CERTIFICATE

                                    EXHIBIT L

                           CONSOLIDATED CURRENT RATIO

                                    EXHIBIT M

                         CONSOLIDATED TANGIBLE NET WORTH

                                    EXHIBIT N

                               DEBT SERVICE RATIO

                                    EXHIBIT O

                         CONSOLIDATED TANGIBLE NET WORTH

                                   SCHEDULE I

 JURISDICTION OF ORGANIZATION AND EACH OTHER JURISDICTION IN WHICH THE BORROWER
               AND ITS SUBSIDIARIES ARE QUALIFIED TO DO BUSINESS


                                 Schedule I - 1

                                   SCHEDULE II

           TERM PROMISSORY NOTE, FOR THE REPAYMENT OF THE INDEBTEDNESS

                              TERM PROMISSORY NOTE

$1,500,000.00                                                 September 15, 1999

FOR VALUE RECEIVED, in the manner, on the dates and in the amounts herein stipulated, NATURAL GAS SERVICES GROUP, INC., a Texas corporation ("Borrower"), hereby promises and agrees to pay to the order of WESTERN NATIONAL BANK, a national banking association ("Lender"), in Midland, Midland County, Texas, the principal sum of One Million Five Hundred Thousand and No/100 Dollars ($,1,500,000.00) in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, together with interest on the unpaid principal amount hereof from time to time outstanding until maturity at a rate per annum which shall from day to day be equal to the lesser of (a) one percent (1.00%) over the Prime Rate (the "Established Rate") in effect from day to day (calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days) or (b) the Highest Lawful Rate. Each change in the rate of interest charged under this Term Promissory Note (this "Note") shall, subject to the terms hereof, become effective, without notice to Borrower, upon the effective date of each change in the Prime Rate or the Highest Lawful Rate, as the case may be. Notwithstanding the foregoing, if at any time the Established Rate exceeds the Highest Lawful Rate, the rate of interest on this Note shall be limited to the Highest Lawful Rate, but any subsequent reductions in the Established Rate shall not reduce the rate of interest hereon below the Highest Lawful Rate until the total amount of interest accrued hereon approximately equals the amount of interest which would have accrued hereon if the Established Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of this Note, the total amount of interest paid or accrued hereon is less than the amount of interest which would have accrued if the Established Rate had at all times been in effect, then, at such time and to the extent permitted by applicable laws, Borrower shall pay to Lender an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Established Rate had at all times been in effect or the amount of interest which would have accrued if the Highest Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on this Note. Interest calculations may be made ten days prior to any interest installment due date under this Note, in which event, if there is an adjustment in the interest rate in accordance with the terms hereof during such ten-day period, then Borrower shall subsequently, on demand, pay to Lender any underpayment, or Lender shall pay to Borrower, any overpayment, as the case may be, as a result of any adjustment during such ten-day period.

This Note is the Term Promissory Note referred to in the Loan Agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), by and between Borrower and Lender, and is subject to the terms and conditions thereof. Reference is made to the Loan Agreement for provisions for the disbursement of funds hereunder and for a further statement of the rights, remedies, powers, privileges, benefits, duties and obligations of Borrower and Lender under the Loan Agreement and this Note. Terms used herein which are defined in the Loan Agreement shall have such defined meanings unless otherwise defined herein. The holder of this Note shall be entitled to the benefits of the Loan Agreement.

                                 Schedule II-1

Interest only on this Note shall be due and payable on October 15, 1999, November 15, 1999 and December 15, 1999. Thereafter, the principal of this Note shall be due and payable (a) in fifty-nine consecutive monthly installments of $25,000.00 each, with the first such installment being due and payable on January 15, 2000, and a like installment being due and payable on the first day of each succeeding month to and including November 15, 2004; and (b) one final installment in an amount equal to all remaining unpaid principal and accrued and unpaid interest on this Note shall be due and payable on December 15, 2004. Interest, computed on the unpaid balance of this Note, shall be due and payable as it accrues, on the same dates as, but in addition to, the installments of principal. All payments and prepayments shall be applied first to accrued and unpaid interest, and the balance to principal. Partial prepayments of principal shall be applied to the installments of principal thereof in the inverse order of their maturity. All of the past due principal and accrued interest hereunder shall, at the option of Lender, bear interest from maturity (stated or by acceleration) until paid at a rate per annum equal to the Highest Lawful Rate.

This Note is secured as provided in the Loan Agreement and in the other Loan Papers, to which reference is hereby made for a description of the properties and assets in which a lien and security interest has been granted, the nature and extent of the security, the terms and conditions upon which the liens and security interests were granted and the rights of the holder of this Note with respect thereto.

Time is of the essence of this Note. Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

Borrower and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of protest, notice of dishonor, notice of intent to accelerate and notice of acceleration), demand, presentment for payment, protest, diligence in collecting or bringing suit and the filing of suit for the purpose of fixing liability, and consent that the time of payment hereof may be extended and re-extended from time to time without notice to them or any of them, and each agrees that his, her or its liability on or with respect to this Note shall not be affected, diminished or impaired by any (a) release of any security at any time existing for this Note, (b) substitution for any security at any time existing for this Note, or (c) failure to perfect (or to maintain perfection of) any lien on or security interest in any such security, in each case in whole or in part, with or without notice, before or after maturity.

It is the intention of Borrower and Lender that Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated by the Loan Agreement and this Note would be usurious as to Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to Lender notwithstanding the other provisions of the Loan Agreement and this Note), then, in that event, notwithstanding anything to the contrary in this Note, the Loan Agreement or any other Loan Paper or other agreement entered into in connection with or as security for this Note, (i) the aggregate of all consideration which is contracted for, taken, reserved, charged or received by Lender under this Note, the Loan Agreement or any other Loan Paper or agreement entered into in connection with or as security for this Note shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess


                                 Schedule II-2
shall be credited by Lender on the principal amount of the Obligations to Lender (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by Lender to the Borrower); and (ii) in the event that the maturity of this Note is accelerated by reason of an Event of Default under the Loan Agreement or otherwise, or in the event of any prepayment, then such consideration that constitutes interest under law applicable to Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Note, the Loan Agreement or otherwise shall be cancelled automatically by Lender as of the date of such acceleration of prepayment and, if theretofore paid, shall be credited by Lender on the principal amount of the Obligations (or, to the extent that the principal amount of such Obligations shall have been or would thereby be paid in full, refunded by Lender to the Borrower).

To the extent that Texas Finance Code Section 303.201, as supplemented by
Article 5069-ID.002 of the Texas Revised Civil Statutes (Texas Credit Title) is relevant to Lender for the purposes of determining the Highest Lawful Rate, the applicable rate ceiling under such provisions shall be determined by the indicated (weekly) rate ceiling from time to time in effect, subject to Lender's right subsequently to change such method in accordance with applicable law. Notwithstanding anything to the contrary contained herein or in any of the other Loan Papers, it is not the intention of the Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

This Note is performable and payable in the County of Midland, State of Texas, and shall be construed in accordance with, and governed by, the laws of the State of Texas; provided, however, that the laws pertaining to allowable rates of interest may, from time to time, be governed by the laws of the United States of America.

                                                NATURAL GAS SERVICES GROUP, INC.


                                                By:/s/ Burnace J. Boles, Jr.
                                                --------------------------------
                                                Burnace J. Boles, Jr., President



                                 Schedule II-3

                  FIRST AMENDMENT AND WAIVER TO LOAN AGREEMENT


         THIS FIRST AMENDMENT AND WAIVER TO LOAN AGREEMENT (this "Amendment"), dated as of March 9, 2001, is made and entered into by and between Natural Gas Services Group, Inc., a Colorado corporation ("Borrower"), Wallace C. Sparkman, Wallace O. Sellers, CAV-RDV, LTD., Diamente Investments, L.P., Rotary Gas Systems, Inc., NGE Leasing, Inc. and Western National Bank, a national banking association ("Lender").

                              W I T N E S S E T H :

         WHEREAS, Borrower and Lender entered into that certain Loan Agreement, dated as of September 15, 1999 (the "Agreement"), providing for, among other things, loans to Borrower evidenced by (i) that certain Revolving Line of Credit Promissory Note, dated September 15, 1999, in the original principal amount of Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00), executed by Borrower and payable to the order of Lender in accordance with the terms set forth therein; and (ii) that certain Term Promissory Note, dated September 15, 1999, in the original principal amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00), executed by Borrower and payable to the order of Lender in accordance with the terms set forth therein;

         WHEREAS, Borrower has requested that Lender provide additional loans to Borrower in an aggregate amount not to exceed Seven Hundred Thousand and No/100 Dollars ($700,000.00);

         WHEREAS, Borrower has sold, and is no longer the owner of, all of the issued and outstanding shares of capital stock of C.N.G. Engines Company;

         WHEREAS, Hi-Tech Compressor Company, L.C. changed its name to Rotary Gas Systems, L.C.;

         WHEREAS, Borrower conveyed all of its ownership interest in Rotary Gas Systems, L.C. to Flare King, Inc.;

         WHEREAS, Rotary Gas Systems, L.C. conveyed all of its assets to Flare King, Inc. and Rotary Gas Systems, L.C. thereafter dissolved;

         WHEREAS, Flare King, Inc. changed its name to Rotary Gas Systems, Inc.;

         WHEREAS, NGE Leasing, Inc., a Texas corporation and wholly owned subsidiary of Borrower, proposes to issue and sell its Series A 10% Subordinated Notes due December 31, 2005 in the maximum aggregate principal amount of $3,500,000.00 (the "Subordinated Notes");

         WHEREAS, the Borrower desires to provide credit support for the Subordinated Notes in the form of Borrower's guaranty of payment of the Subordinated Notes;

         WHEREAS, Natural Gas Acquisition Corporation, a Colorado corporation and wholly owned subsidiary of the Borrower, proposes to enter into an Asset Purchase Agreement, effective as of January 1, 2001, with Great Lakes Compression, Inc. pursuant to which Natural


                                Schedule II - 1

Gas Acquisition Corporation will purchase the natural gas compression business of Great Lakes Compression, Inc. for the aggregate purchase price of $8,000,000.00 (the "Acquisition");

         WHEREAS, Borrower desires to amend the Agreement to provide for such additional loans to the Borrower and the other matters set forth herein;

         WHEREAS, the Lender is agreeable to the Borrower's requests but only upon and subject to the terms and provisions which are hereinafter specified.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                 DEFINED TERMS.

         In addition to the terms defined in this Amendment, all terms defined in the Agreement, and not otherwise defined herein, shall have the meaning given them in the Agreement when used herein.

                                   ARTICLE II
                         AMENDMENTS TO LOAN AGREEMENT.

SECTION 2.1. AMENDMENT TO DEFINITIONS.

                  (a) The definitions of "Guarantors" and "Notes" contained in
         Section 1.1 of the Agreement are amended to read as follows:

                  "Guarantors" means (i) the Subsidiaries identified in Section
                  4.18 of this Agreement (excluding Hy-Bon Rotary Compression, LLC and Natural Gas Acquisition Corporation), (ii) Wallace O. Sellers, (iii) Cav-RDV, LTD., (iv) Wallace C. Sparkman, and
                  (v) Diamente Investments, L.P.

                  "Notes" means the Term A Promissory Note, the Term B Promissory Note and the Revolving Line of Credit Promissory Note, as further described in Section 2.1 of this Agreement.

                  (b) Section 1.1 of the Agreement is further amended by adding a new definition of "Subordinated Notes" immediately after the defined term "Rights", and which reads in full as follows:

                  "Subordinated Notes" means the Series A 10% Subordinated Notes due December 31, 2006 in the maximum aggregate principal amount of $3,500,000.00 issued by NGE Leasing, Inc.


                                Schedule II - 2

         SECTION 2.2. TERM LOANS. Each reference to "Term Promissory Note" in
Section 2.1(a) of the Agreement is amended to read "Term A Promissory Note".

         Section 2.1(a) of the Agreement is further amended by adding a new paragraph immediately following the first paragraph which new paragraph reads in full as follows:

                  The Borrower shall execute and deliver to the Lender the Term B Promissory Note in the form of Exhibit A-1 hereto in the original principal amount of $700,000.00 (the "Term B Promissory Note").

                  Subject to arid upon the terms and conditions of this Agreement, the entire amount of the Term B Promissory Note will be funded in a single Advance. The Term B Promissory Note shall be stated to mature five years from the date of such note and shall bear interest on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum as provided in the Term B Promissory Note. Principal and interest on the Term B Promissory Note shall be payable in the manner and on the dates specified therein,

         SECTION 2.3. ORDER OF APPLICATION. Section 2.6 of the Agreement is amended to read in full as follows:

                  2.6 Order of Application. Except as otherwise provided in the Loan Papers, all payments and prepayments on the obligations, including proceeds from the exercise of any Rights of Lender under the Loan Papers, shall be applied to the Obligations in the following order: (i) first, to reasonable expenses for which Lender shall not have been reimbursed under the Loan Papers and then to all amounts to which Lender is entitled to indemnification under the Loan Papers; (ii) to the accrued interest on the Note being paid or prepaid; (iii) to the principal of the Note being paid or prepaid and, with regard to the Term A Promissory Note and the Term B Promissory Note, applied upon installments of most remote maturity; and (iv) to the remaining Obligations.

         SECTION 2.4. INITIAL ADVANCES. Section 3.1(a) of the Agreement is amended (i) to delete the word "either" in the second line of Section 3.1(a) and replace such word with the word "any", and (ii) to delete the phrase "the Term Promissory Note" appearing in Section 3.1(a)(2) and substituting in place thereof "the Term A Promissory Note and the Term B Promissory Note".

         SECTION 2.5. PURPOSE OF LOAN. Section 4.11(a) of the Agreement is amended to read in full as follows:

                  (a) with respect to loans made pursuant to and evidenced by the Term A Promissory Note, for the repayment of the indebtedness described on Schedule 11 hereto, and with respect to


                                 Schedule II - 3
                  loans made pursuant to and evidenced by the Term B Promissory Note, for repaying $700,000.00 of the aggregate outstanding principal and accrued and unpaid interest on the Revolving Line of Credit Promissory Note.

         SECTION 2.6. SUBSIDIARIES. Section 4.18 of the Agreement is amended to read in full as follows:

                  4.18 Subsidiaries. The following constitute all the Subsidiaries of the Borrower at the date hereof:

                           Rotary Gas Systems, Inc. (formerly, Flare King, Inc.), NGE Leasing, Inc., Natural Gas Acquisition Corporation, and Hy-Bon Rotary Compression, LLC

                  Each such Subsidiary is wholly-owned by the Borrower, except that Hy-Bon Rotary Compression, LLC is owned 50% by Borrower.

         SECTION 2.7. ADDITIONAL REPORTING REQUIREMENT. Section 5.1 of the Agreement is amended to add a new subparagraph (k) which reads in full as follows:

                  (k) as soon as available, but in any event not later than 30 days after the end of each month, a report, in detail reasonably satisfactory to Lender, (i) setting forth, by owner, the unit number, serial number or other identifying number of each gas compressor owned by the Borrower and its Subsidiaries, (ii) stating whether or not each compressor identified in the report has been leased or rented to any person and, if so, a brief description of the lease, including, without limitation, the date of the lease and the name of the lessee, (iii) describing the specific location of each gas compressor, (iv) attaching copies of any lease or rental agreement entered into during the prior month and (v) including such other information as Lender shall reasonably require.

         SECTION 2.8. INSURANCE. The last sentence of Section 5.4 of the Agreement is amended to read in full as follows:

                  In the case of any fire, accident or other casualty causing loss or damage to any property of Borrower, the proceeds of such policies in excess of $50,000.00 shall, at Borrower's option, be used to (i) replace the lost or damaged property with similar property having a value at least equivalent to the lost or damaged property, or (ii) prepay the Term A Promissory Note, the Term B Promissory Note and the Revolving Line of Credit Promissory Note, in that order.


                                 Schedule II - 4

         SECTION 2.9. SUBORDINATED NOTES. There is added to the Agreement a new
Section 5.12 which reads in its entirety as follows:

                           5.12 Subordination of Subordinated Notes. Subject to
                  Section 6.15 hereof, the indebtedness of NGE Leasing, Inc. evidenced by the Subordinated Notes and any guarantee thereof by the Borrower and any and all renewals, extensions, refundings and modifications (but not increases) thereto are hereby subordinated and subject in right of payment and in all other respects to the prior payment in full of (a) all Debt of the Borrower and any Subsidiary to the Lender, (b) any other indebtedness, liability or obligation, contingent or otherwise, of Borrower or any Subsidiary or Guarantor to lender, and any guaranty, endorsement or other contingent obligation in respect thereof, whether outstanding on the date hereof or hereafter created, incurred or assumed, and (c) modifications, renewals, extensions, increases, rearrangements and refundings of any such indebtedness, liabilities or obligations.

         SECTION 2.10. FINANCIAL RATIO. Section 6.1(d) of the Agreement is amended to read in full as follows:

                  (d) Consolidated Debt to Consolidated Tangible Net Worth Ratio. Permit the ratio of (i) Consolidated Debt to (ii) Consolidated Tangible Net Worth, as such terms are defined herein and calculated pursuant to Exhibit O hereof, to be more than 2.00 to 1.00 as of the end of each month through and including March 31, 2001, or less than 2.75 to 1.00 as of the end of each month after March 31, 2001.

         SECTION 2.11. DEBT. Section 6.2(b) of the Agreement is amended to read in full as follows:

                  (b) Debt existing on the date of this Agreement which is set forth in the financial statements referred to in Section 4.5 of this Agreement (excluding, however, the Debt described in Schedule II hereto which shall be repaid in its entirety on the day the initial Advance is made to Borrower under the Term A Promissory Note), but not any increases thereof;

         SECTION 2.12. NEW COVENANT. There is added to the Agreement a new
Section 6.15 which reads in its entirety as follows:

                  (b) Notwithstanding anything in the Subordinated Notes or any other instrument or agreement evidencing or pertaining to the Subordinated Notes to the contrary, make any payment of principal or interest on the Subordinated Notes, unless:


                                 Schedule II - 5

                           (i) there is not in existence, at the time of the
                  principal or interest payment to be made, an "Event of Default" as defined in Section 7.1 of this Agreement; and

                           (ii) the principal or interest payment to be made
                  would not cause or result in the occurrence of an "Event of Default" as defined in Section 7.1 of this Agreement.

         SECTION 2.13. SCHEDULE II. The introductory line of Schedule II is amended to read in full as follows:

                  The following indebtedness of the Borrower will be repaid in its entirety with proceeds of the Term A Promissory Note.

         SECTION 2.14. DEFAULTS. Section 7.1 of the Agreement is amended by adding a new subparagraph (k) and a new subparagraph (1) immediately after subparagraph (j) and which new paragraphs read in full as follows:

                           (k) Borrower or any Subsidiary defaults in the
                  payment when due of any installment of principal or interest on the Subordinated Notes.

                           (1) the occurrence of an "Event of Default" within
                  the meaning of that certain Asset Purchase Agreement, effective as of January 1, 2001, between Natural Gas Acquisition Corporation and Great Lakes Compression, Inc.

         SECTION 2.15. NOTE REFERENCES. All references to "Term Promissory Note" appearing in the Term Promissory Note, dated September 15, 1999, in the original principal amount of $1,500,000.00 made by Borrower payable to the order of Lender shall be deemed to be references to the Term A Promissory Note.

         SECTION 2.16. NEW EXHIBIT. There is added to the Agreement a new Exhibit A-1 which is identical to Exhibit A-I attached to this Amendment.

                                  ARTICLE III
                                REVOLVING LOANS.

         Borrower's repayment of all outstanding principal and accrued and unpaid interest on the Revolving Line of Credit Promissory Note shall not be in extinguishment or termination of the Revolving Line of Credit Promissory Note, and Borrower may continue to borrow, prepay and reborrow under such note in accordance with and subject to the terms and conditions of the Agreement and such Revolving Line of Credit Promissory Note.


                                 Schedule II - 6

                                   ARTICLE IV
                                    WAIVERS.

         (a) The Lender hereby waives compliance with Section 6.2, 6.12, 6.13 and 6.14(i) of the Agreement, but solely with respect to Natural Gas Acquisition Corporation and only to the extent necessary to permit the execution, delivery and performance by Natural Gas Acquisition Corporation (as buyer) of the Asset Purchase Agreement, effective as of January 1, 2001, with Great Lakes Compression, Inc. and being in the form submitted by Borrower to the Lender.

         (b) The Lender hereby waives compliance with Section 6.8 of the Agreement, but solely with respect to Natural Gas Acquisition Corporation and only to the extent necessary to permit the execution, delivery and performance by Natural Gas Acquisition corporation (as mortgagor) of the Continuing Collateral Mortgage, made and delivered in connection with the Asset Purchase Agreement referred to in subparagraph (a) of this Section 4, to and in favor of Great Lakes Compression, Inc. and being in the form submitted by Borrower to the Lender.

         (c) The Lender hereby waives compliance with Section 6.8, of the Agreement, but solely with respect to Natural Gas Acquisition Corporation and only to the extent necessary to permit the execution, delivery and performance by Natural Gas Acquisition Corporation (as buyer) of the Security Agreement, made and delivered in connection with the Asset Purchase Agreement referred to in subparagraph (a) of this Section 4, to and in favor of Great Lakes Compression, Inc., and being in the form submitted by Borrower to the Lender.

         (d) The Lender hereby waives compliance with Section 6.8 of the Agreement, but solely with respect to Natural Gas Services Group, Inc. and only to the extent necessary to permit the execution, delivery and performance by Natural Gas Services Group, Inc. (as pledgor) of the Stock Pledge Agreement, made and delivered in connection with the Asset Purchase Agreement referred to in subparagraph (a) of this Section 4, to and in favor of Great Lakes Compression, Inc. and being in the form submitted by Borrower to the Lender.

         (e) The Lender hereby waives compliance with Section 6.2 of the Agreement, but solely with respect to Natural Gas Services Group, Inc. and only to the extent necessary to permit the execution, delivery and performance by Natural Gas Services Group, Inc. (as guarantor) of the Limited Recourse Guaranty Agreement made and delivered in connection with the Asset Purchase Agreement referred to in subparagraph (a) of this Section 4, to and in favor of Great Lakes Compression, Inc. and being in the form submitted by Borrower to the Lender.

         (f) The Lender hereby waives compliance with Section 6.2, of the Agreement, but solely with respect to NGE Leasing, Inc. and only to the extent necessary to permit the execution, issuance and delivery by NGE Leasing, Inc. (as issuer) of the Subordinated Notes and being in the form submitted by Borrower to the Lender.

         Except as to the specific parties and the specific documents referenced above and except as expressly waived herein, the Agreement shall continue to be, and shall remain, in full force and effect. This waiver shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Agreement or to prejudice any other right or rights which the Lender may now have or may have in the future under or in connection with the


                                 Schedule II - 7

Agreement or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

         Notwithstanding the waiver by the Lender of the matters set forth above, the waiver of the Lender herein shall be ineffectual and of no force and effect to the extent that (i) there are any material changes, alterations or additions in or to the terms of the agreements described in subparagraphs (a) through (f) above in the form delivered to the Lender and which changes, alterations or additions are not disclosed to and approved by the Lender prior to the effectiveness of any such changes, alteration or addition or (ii) Borrower omitted to disclose to the Lender or incorrectly described a material term, provision or element of any such agreement or the Acquisition necessary in order to make the descriptions of the Acquisition not misleading to the Lender.

                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES.

         To induce Lender to enter into this Amendment, Borrower hereby represents and warrants to the Lender as follows:

         (a) Borrower has the corporate power, authority and legal right to make and deliver this Amendment and to perform its obligations under the Agreement as amended hereby and has taken all action necessary to authorize the execution and delivery of this Amendment and the performance of the Agreement as amended hereby.

         (b) This Amendment has been duly executed and delivered on behalf of Borrower by its duly authorized officer, and this Amendment constitutes a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         (c) The proceeds of the loans to be made to Borrower on the date hereof shall be used by Borrower to repay and refinance all amounts outstanding under the Revolving Line of Credit Promissory Note.

         (d) The execution, delivery and performance by Borrower of this Amendment do not violate or constitute a default under any provision of applicable law or any agreement binding upon Borrower or the Subsidiaries of Borrower or result in the creation or imposition of any Lien upon any of the assets of Borrower or the Subsidiaries of Borrower, except Liens expressly permitted by the Agreement.

         (e) The representations and warranties contained in Article IV of the Agreement, as amended hereby, are true and correct on and as of the date hereof as though made on and as of the date hereof.

         (f) No Event of Default has occurred and is continuing (before and after giving effect to this Amendment.


                                 Schedule II - 8

         (g) The Subordinated Notes are subordinated in right of payment and in all other respects to the Debt of Borrower to the Lender.

         (h) The Borrower has provided to the Lender true, accurate and complete copies of all documents, instruments, certificates and agreements in the form to be executed by the Borrower and Natural Gas Acquisition Corporation in connection with the Acquisition, and none of such documents, instruments, certificates or agreements have been amended, modified, supplemented or otherwise altered in any material respect.

                                   ARTICLE VI
                      RATIFICATION OF SECURITY DOCUMENTS.

         Borrower and each Subsidiary hereby ratify and confirm in all respects each (i) Stock Pledge Agreement (other than the Stock Pledge Agreement, dated as of September 15, 1999, executed by the Borrower pledging to the Lender the stock of C.N.G. Engines Company), and (ii) Security Agreement, in each case dated as of September 15, 1999 (as any of the same have been amended and restated in connection with this Amendment), to which it is a party and acknowledge that payment of the Term B Promissory Note is secured by all such agreements. The amendments contemplated hereby shall not limit or impair any Bank Liens securing the Obligations, each of which are hereby ratified, affirmed and extended to secure the obligations as increased pursuant hereto.

                                  ARTICLE VII
                             ADDITIONAL COLLATERAL.

         Not later than ninety days after the date of this Amendment, Borrower will cause Hy-Bon Rotary Compression, LLC to grant to the Lender as additional security for Borrower's Debt to Lender a first and prior Bank Lien on the accounts, contracts and documents, including, without limitation, lease or rental agreements, in each case entered into or held by Hy-Bon Rotary Compression, LLC on behalf of or for the benefit of Borrower or any Subsidiary or which are otherwise allocable or attributable solely to the membership interest of Borrower or any Subsidiary in Hy-Bon Rotary Compression, LLC and which Bank Lien will be created and perfected by and in accordance with the provisions of security agreements and financing statements, or other security instruments, all in form and substance satisfactory to the Lender in its sole discretion and in sufficient executed (and acknowledged, where necessary or appropriate) counterparts for recording purposes.

                                  ARTICLE VIII
                             CONDITIONS PRECEDENT.

         This Amendment, and the Lender's commitment to make additional loans to the Borrower evidenced by the Term B Promissory Note, shall be effective only upon satisfaction of the following conditions precedent:

         (a) Lender shall have received counterparts of this Amendment duly executed and delivered by Borrower and Guarantors;


                                 Schedule II - 9

         (b) Lender shall have received the Term B Promissory Note in the form of Exhibit A-1 hereto, executed and delivered by a duly authorized officer of Borrower;

         (c) Lender shall have received from each Guarantor a Guaranty Agreement in form and substance satisfactory to Lender in its sole discretion;

         (d) Lender shall have received from each of Rotary Gas Systems, Inc., NGE Leasing, Inc. and Borrower, a First Amended and Restated Security Agreement inform and substance satisfactory to Lender in its sole discretion;

         (e) Lender shall have received from Borrower a First Amended and Restated Stock Pledge Agreement in form and substance satisfactory to Lender in its sole discretion;

         (f) no Event of Default shall have occurred and be continuing as of the date of this Amendment, both before and after giving effect to this Amendment;

         (g) Lender shall have received a copy of the resolutions, in form and substance satisfactory to Lender, of the Board of Directors of Borrower authorizing (i) the execution, delivery and performance of this Amendment, the First Amended and Restated Stock Pledge Agreement and the other documents to be entered into in connection herewith to which it is a party, (ii) the borrowings contemplated hereby and (iii) the ratification by it of the pledge and grant of security interests in the assets of the Borrower, certified by its Secretary or Assistant Secretary as of the date hereof, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate and shall be in form and substance satisfactory to Lender;

         (h) Lender shall have received a copy of the resolutions, in form and substance satisfactory to Lender, of the Board of Directors of Rotary Gas Systems, Inc. authorizing the execution, delivery and performance of this Amendment, its Guaranty, First Amended and Restated Security Agreement and the other documents to be entered into in connection herewith to which it is a party, certified by its Secretary or Assistant Secretary as of the date hereof, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate and shall be in form and substance satisfactory to Lender;

         (i) Lender shall have received a copy of the resolutions, in form and substance satisfactory to Lender, of the Board of Directors of NGE Leasing, Inc. authorizing (i) the execution, delivery and performance of this Amendment, its Guaranty and the other documents to be entered into in connection herewith to which it is a party, and (ii) the ratification by it of the pledge and grant of security interests in the assets of NGE Leasing, Inc., certified by its Secretary or Assistant Secretary as of the date hereof, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate and shall be in form and substance satisfactory to Lender;

         (j) Lender shall have received a copy of the resolutions, in form and substance satisfactory to Lender, of the Board of Directors, General Partner or other governing bodies of each of Diamente Investments, L.P. and CAV-RDV, LTD., authorizing the execution, delivery and performance of this Amendment, its respective Guaranty and the other documents to be


                                Schedule II - 10
entered into in connection herewith to which it is a party and certified by its Secretary or Assistant Secretary as of the date hereof, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate and shall be in form and substance satisfactory to Lender; and

         (k) Lender shall have received such other agreements, documents or instruments as Lender may require.

                                   ARTICLE IX
                NO OTHER AMENDMENTS; RATIFICATION OF AGREEMENT.

         Except as expressly amended and modified by this Amendment, all of the provisions and covenants of the Agreement, all exhibits thereto and all other Loan Papers are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby ratified and confirmed by Borrower, the Subsidiaries and Guarantors as of the date of this Amendment as if the Agreement and such other Loan Papers were reexecuted as of the date of this Amendment.

                                   ARTICLE X
                           NO ADDITIONAL COMMITMENTS.

         Borrower and Guarantors understand, acknowledge and agree that Lender has not made any commitments, and has no obligation, to renew, extend, refinance, increase or otherwise modify any of the Notes after the respective maturity date of each such Note.

                                   ARTICLE XI
                                 COUNTERPARTS.

         This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                                  ARTICLE XII
                                 GOVERNING LAW.

         THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

                                  ARTICLE XIII
                        GLOBAL AMENDMENT OF LOAN PAPERS.

         All of the Loan Papers are hereby modified wherever necessary, and even though not specifically addressed herein, so as to conform to the amendments to the Agreement as set forth herein, and Borrower, the Subsidiaries and Guarantors covenant to observe, comply with and perform each of the terms and provisions of the Loan Papers to which they are parties, as modified hereby. Each Loan Paper to which Borrower and the Subsidiaries or any Guarantor is a party is hereby amended so that any reference in each such Loan Paper to the Agreement shall mean a reference to the Agreement as amended hereby.


                                Schedule II - 11

                                  ARTICLE XIV
                                    RELEASE.

         The Borrower and Guarantors hereby release the Lender and its officers, directors, shareholders, agents, employees, attorneys, agents and representatives (collectively, the "Released Parties") from any and all (i) damages, claims, liabilities, causes of action, contracts, or controversies of any type, kind, nature, description or character; (ii) debts, accounts, sums of money, compensation, losses, costs or expense; (iii) breaches of contract, duty or any other type of relationship; (iv) acts of omission, negligence, misfeasance or malfeasance; and (v) commitments or promises of any type made prior to the date hereof (the matters described in the preceding clauses (i) through (v), inclusive, being herein called the "Claims", whether or not the Claims are now known, unknown, or unforeseen, or are liquidated or unliquidated, which in any manner arise out of, or relate to, the Notes, this Amendment, the Agreement or otherwise arising out of facts or events existing or occurring prior to the date hereof; including, without limitation, any Claims of the borrower relating to: (a) the negotiation of the terms of the Term B Promissory Note, this Amendment or the Agreement; or (b) any action or inaction of any of the Released Parties with respect to the Notes, this Amendment or the Agreement.

                                   ARTICLE XV
                                FINAL AGREEMENT.

         THE LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT AND THE OTHER LOAN PAPERS REPRESENT THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date and year first above written.

                                           BORROWER:


                                           NATURAL GAS SERVICES GROUP, INC.


                                Schedule II - 12

                       SECOND AMENDMENT TO LOAN AGREEMENT


         THIS SECOND AMENDMENT TO LOAN AGREEMENT (this "Amendment"), dated as of March 20, 2001, is by and among Natural Gas Services Group, Inc., a Colorado corporation (the "Borrower"), Wallace C. Sparkman, Wallace O. Sellers, CAV-RDV, LTD., Diamente Investments, L.P., Rotary Gas Systems, Inc., NGE Leasing, Inc. (collectively the "Guarantors"), and Western National Bank, a national banking association (the "Lender").

         WHEREAS, the Borrower, the Guarantors and the Lender have entered into that certain Loan Agreement, dated as of September 15, 1999, as amended by the First Amendment and Waiver to Loan Agreement, dated as of March 9, 2001 (said Loan Agreement, as amended, the "Loan Agreement");

         WHEREAS, the Borrower, the Guarantors and the Lender desire to further amend the Loan Agreement in certain respects;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
        DEFINITIONS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, ALL
            TERMS DEFINED IN THE LOAN AGREEMENT SHALL HAVE THE SAME
                                MEANINGS HEREIN.

                                   ARTICLE II
        AMENDMENT OF SECTION 5.1. SUBPARAGRAPH (A) OF SECTION 5.1 OF THE
           LOAN AGREEMENT IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS
                                    FOLLOWS:

                  (a) as soon as available, but in any event not later than 120 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and changes in cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Hein + Associates LLP or other independent certified public accounting firm of recognized standing acceptable to the Lender;

                                  ARTICLE III
              REPRESENTATIONS AND WARRANTIES. THE BORROWER HEREBY
                REPRESENTS AND WARRANTS TO THE LENDER AS FOLLOWS:

                  (a) The representations and warranties contained in Article IV of the Loan Agreement are true and correct on and as of the date hereof as though made on and as of the date hereof.


                                Schedule II - 1

                  (b) No Event of Default has occurred and is continuing (before or after giving effect to this Amendment).

                                   ARTICLE IV
         CONDITIONS PRECEDENT. THIS AMENDMENT SHALL BE EFFECTIVE AS OF
          THE DATE UPON WHICH ALL OF THE FOLLOWING CONDITIONS HAVE BEEN
                                   SATISFIED:

                           (i) the Lender shall have received counterparts of
                  this Amendment duly executed by the Borrower, the Guarantors and the Lender; and

                           (ii) the Lender shall have received any other
                  documents, certificates and opinions in connection with this Amendment as may be requested by the Lender, in form and substance satisfactory to the Lender.

                                   ARTICLE V
                                 MISCELLANEOUS.

         SECTION 5.1. RATIFICATION. Except as expressly amended hereby, the Loan Agreement and the other Loan Papers are and shall be unchanged and all of the terms, provisions, covenants, conditions, schedules and exhibits thereof shall remain and continue in full force and effect and are hereby ratified and confirmed by the Borrower, the Guarantors and the Lender as of the date of this Amendment as if the Loan Agreement and the other Loan Papers were reexecuted as of the date of this Amendment.

         SECTION 5.2. MULTIPLE COUNTERPARTS. Multiple counterparts of this Amendment may be signed by the parties (including by facsimile transmission), each of which shall be an original but all of which together shall constitute one and the same instrument.

         SECTION 5.3. REFERENCE TO AGREEMENT. Each of the Loan Papers is hereby amended so that any reference in the Loan Papers to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

         SECTION 5.4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

         THE LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT AND THE OTHER LOAN PAPERS REPRESENT THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                                 Schedule II - 2

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be effective as of the date first above written.

                                 BORROWER:

                                     NATURAL GAS SERVICES GROUP, INC.


                                     By:
                                        ----------------------------------------
                                     Wallace C. Sparkman, President


                                 LENDER:

                                     WESTERN NATIONAL BANK


                                     By: /s/ Scott A. Lovett
                                        ----------------------------------------
                                         Scott A. Lovett, Executive Vice
                                         President


                                 GUARANTORS:

                                     /s/ Wallace C. Sparkman
                                     -------------------------------------------
                                     Wallace C. Sparkman


                                     /s/ Wallace O. Sellers
                                     -------------------------------------------
                                     Wallace O. Sellers


                                     CAV-RDV, LTD.


                                     By: /s/ Kirk Mehaffey
                                        ----------------------------------------
                                         Kirk Mehaffey, General Partner


                                     DIAMENTE INVESTMENTS, L.P.

                                     By: Diamente Management, LLC, its general
                                         partner


                                     By: /s/ Wallace C. Sparkman
                                        ----------------------------------------
                                         Wallace C. Sparkman, President


                                 Schedule II - 3

                                     ROTARY GAS SYSTEMS, INC.


                                     By:  /s/ Wayne Vinson
                                        ----------------------------------------
                                          Wayne Vinson, President


                                     NGE LEASING, INC.


                                     By:  /s/ Scott Sparkman
                                        ----------------------------------------
                                          Scott Sparkman, President


                                     By:  /s/ Wallace C. Sparkman
                                        ----------------------------------------
                                          Wallace C. Sparkman, President


                                 LENDER:

                                     WESTERN NATIONAL BANK


                                     By:  /s/ Scott A. Lovett
                                        ----------------------------------------
                                          Scott A. Lovett, Executive Vice
                                          President


                                 GUARANTORS:


                                     /s/ Wallace C. Sparkmen
                                     -------------------------------------------
                                     Wallace C. Sparkman


                                     /s/ Wallace O. Sellers
                                     -------------------------------------------
                                     Wallace O. Sellers


                                     CAV-RDV, LTD.


                                     By:  /s/ Kirk Mehaffey
                                        ----------------------------------------
                                          Kirk Mehaffey, General Partner


                                 Schedule II - 4

                                     DIAMENTE INVESTMENTS, L,P.


                                     By:  Diamente Management, LLC, its general,
                                          partner


                                     By:
                                        ----------------------------------------
                                          Wallace C. Sparkman, President



                                 SUBSIDIARIES AND GUARANTORS:


                                     ROTARY GAS SYSTEMS, INC.


                                     By:  /s/ Wayne Vinson
                                        ----------------------------------------
                                     Wayne Vinson, President


                                     NGE LEASING, INC.


                                     By:  /s/ Scott Sparkman
                                        ----------------------------------------
                                          Scott Sparkman, President


                                 Schedule II - 5

                  THIRD AMENDMENT AND WAIVER TO LOAN AGREEMENT


         THIS THIRD AMENDMENT AND WAIVER TO LOAN AGREEMENT (this "Amendment"), dated as of July 25, 2001, is made and entered into by and between Natural Gas Services Group, Inc., a Colorado corporation ("Borrower"), Wallace C. Sparkman, Wallace O. Sellers, CAV-RDV, LTD., Diamente Investments, L.P., Rotary Gas Systems, Inc., NGE Leasing, Inc. and Western National Bank, a national banking association ("Lender").

                              W I T N E S S E T H:


         WHEREAS, Borrower and Lender entered into that certain Loan Agreement, dated as of September 15, 1999, as amended by that certain First Amendment and Waiver to Loan Agreement, dated as of March 9, 2001, and as further amended by that certain Second Amendment to Loan Agreement, dated as of March 20, 2001, (said Loan Agreement, as so amended, the "Loan Agreement"), providing for, among other things, loans to Borrower;

         WHEREAS, the Borrower proposes to issue and sell up to 1,177,000 shares of its preferred stock, to be designated 10% Convertible Series A Preferred Stock, $.01, par value per share (the "Preferred Stock"), at a price of $3.25 per share;

         WHEREAS, the Borrower has requested that Lender consent to the proposed issuance of the Preferred Stock and waive and amend certain covenants in the Loan Agreement that prohibit the issuance and sale of the Preferred Stock and the payment of dividends thereon;

         WHEREAS, the Lender is agreeable to the Borrower's requests but only upon and subject to the terms and provisions which are hereinafter specified.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                 DEFINED TERMS.

         In addition to the terms defined in this Amendment, all terms defined in the Agreement, and not otherwise defined herein, shall have the meaning given them in the Agreement when used herein.

                                   ARTICLE II
                                    WAIVERS.

                  (a) Subject to paragraphs (b) and (c) below, the Lender hereby waives compliance with Section 6.4 of the Loan Agreement, but solely to the extent necessary to permit Natural Gas Services Group, Inc. to amend its articles of incorporation to provide for the due authorization and creation of a class of securities consisting of not more than 1,177,000 shares of Preferred Stock.


                                 Schedule II - 6

                  (b) Except as to the specific parties and the specific transactions referenced above and except as expressly waived herein, the Loan Agreement shall continue to be, and shall remain, in full force and effect. This waiver shall not be deemed to be a waiver of, or consent to, or a modification or amendment of any other term or condition of the Loan Agreement or to prejudice any other right or rights which the Lender may now have or may have in the future under or in connection with the Loan Agreement or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

                  (c) Notwithstanding the waiver by the Lender of the matters set forth above, the waiver of the Lender herein shall be ineffectual and of no force and effect to the extent that (i) there are any material changes, alterations or additions in or to the terms of the issuance and sale of the Preferred Stock as described in the draft of private placement memorandum, dated July 23, 2001, delivered to the Lender and which changes, alterations or additions are not disclosed to and approved by the Lender prior to the effectiveness of any such changes, alteration or addition or (ii) Borrower omitted to disclose to the Lender or incorrectly described a material terms, provision or element of any such Preferred Stock, or the transactions related thereto, necessary in order to make the descriptions of the issuance and sale of the Preferred Stock not misleading to the Lender.

                                  ARTICLE III
                          AMENDMENTS TO LOAN AGREEMENT.

         SECTION 3.1. DIVIDENDS, REDEMPTIONS AND OTHER PAYMENTS. Section 6.9 of the Loan Agreement is amended to read in full as follows:

                  6.9 Dividends, Redemptions and Other payments. Declare or pay any dividends (except dividends payable solely in its own capital stock or limited liability company membership interests, as the case may be) on, or redeem, retire, purchase or otherwise acquire for value, any shares of any class of its respective shares of capital stock or limited liability company membership interests, as the case may be, now or hereafter outstanding, or return any capital to its shareholders or members, as the case may be, or make any other distribution in respect thereof; whether in cash or property or in obligations of the Borrower or any Subsidiary, except that Natural Gas Services Croup, Inc. may declare and pay cash dividends on its outstanding shares of 10% Convertible Series A Preferred Stock, $.01 par value per share, if:

                           (i) there is not in existence, at the time of the
                  dividend payment to be made, an "Event of Default" as defined in Section 7.1 of this Agreement; and


                                 Schedule II - 7

                           (ii) the dividend payment to be made would not cause
                  or result in the occurrence of an "Event of Default" as defined in Section 7.1 of this Agreement.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES.

         To induce Lender to enter into this Amendment, Borrower hereby represents and warrants to the Lender as follows:

                  (a) Borrower has the corporate power, authority and legal right to make and deliver this Amendment and to perform its obligations under the Loan Agreement as amended hereby and has taken all action necessary to authorize the execution and delivery of this Amendment and the performance of the Loan Agreement as amended hereby.

                  (b) This Amendment has been duly executed and delivered on behalf of Borrower by its duly authorized officer, and this Amendment constitutes a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  (c) The execution, delivery and performance by Borrower of this Amendment do not violate or constitute a default under any provision of applicable law or any agreement binding upon Borrower or the Subsidiaries of Borrower or result in the creation or imposition of any lien upon any of the assets of Borrower or the Subsidiaries of Borrower, except Liens expressly permitted by the Loan Agreement.

                  (d) No Event of Default has occurred and is continuing (before and after giving effect to this Amendment).

                  (e) The Borrower has provided to the Lender a copy of a draft of its private placement memorandum, dated July 23, 2001, and a copy of the certificate of designations of the Preferred Stock, both of which are true, accurate and complete in all material respects.

                                   ARTICLE V
                              CONDITIONS PRECEDENT.

         This Amendment shall be effective only upon satisfaction of the following conditions precedent:

                  (a) Lender shall have received counterparts of this Amendment duly executed and delivered by Borrower and Guarantors;

                  (b) no Event of Default shall have occurred and be continuing as of the date of this Amendment; and


                                 Schedule II - 8

                  (c) Lender shall have received such other agreements, documents and instruments as Lender may require.

                                   ARTICLE VI
                       NO OTHER AMENDMENTS & RATIFICATION.

         Except as expressly amended and modified by this Amendment, all of the provisions and covenants of the Loan Agreement, all exhibits thereto and all stock pledge agreements, security agreements, guarantees and all other Loan Papers are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby ratified and confirmed by Borrower, the Subsidiaries and Guarantors as of the date of this Amendment as if the Loan Agreement and such other Loan Papers were reexecuted as of the date of this Amendment. The amendments contemplated hereby shall not limit or impair any Bank Liens securing the Obligations, each of which are hereby ratified, affirmed and extended to secure the Obligations.

                                  ARTICLE VII
                           NO ADDITIONAL COMMITMENTS.

         Borrower and Guarantors understand, acknowledge and agree that Lender has not made any commitments, and has no obligation, to renew, extend, refinance, increase or otherwise modify any of the Notes after the respective maturity date of each such Note.

                                  ARTICLE VIII
                                  COUNTERPARTS.

         This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                                   ARTICLE IX
                        GLOBAL AMENDMENT OF LOAN PAPERS.

         All of the Loan Papers are hereby modified wherever necessary, and even though not specifically addressed herein, so as to conform to the amendments to the Loan Agreement as set forth herein, and Borrower, the Subsidiaries and Guarantors covenant to observe, comply with and perform each of the terms and provisions of the Loan Papers to which they are parties, as modified hereby. Each Loan Paper to which Borrower and the Subsidiaries or any Guarantor is a party is hereby amended so that any reference in each such Loan Paper to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

                                   ARTICLE X
                                    RELEASE.

         The Borrower and Guarantors hereby release the Lender and its officers, directors, shareholders, agents, employees, attorneys, agents and representatives (collectively, the "Released Parties") from any and all (i) damages, claims, liabilities, causes of action, contracts, or controversies of any type, kind, nature, description or character; (ii) debts, accounts, sums of money, compensation, losses, costs or expense; (iii) breaches of contract, duty or any other type


                                 Schedule II - 9
of relationship; (iv) acts of omission, negligence, misfeasance or malfeasance; and (v) commitments or promises of any type made prior to the date hereof (the matters described in the preceding clauses (i) through (v), inclusive, being herein called the "Claims", whether or not the Claims are now known, unknown, or unforeseen, or are liquidated or unliquidated, which in any manner arise out of, or relate to, the Notes, this Amendment, the Loan Agreement or otherwise arising out of facts or events existing or occurring prior to the date hereof; including, without limitation, any Claims of the Borrower relating to: (a) this Amendment or the Loan Agreement; or (b) any action or inaction of any of the Released Parties with respect to the Notes, this Amendment or the Loan Agreement.

                                   ARTICLE XI
                                 GOVERNING LAW.

         THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

                                  ARTICLE XII
                                FINAL AGREEMENT.

         THE LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT AND THE OTHER LOAN PAPERS REPRESENT THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date and year first above written.

                                     BORROWER:

                                         NATURAL GAS SERVICES GROUP, INC.


                                         By: /s/ Wayne L. Vinson
                                             -----------------------------------
                                             Wayne L. Vinson, President


                                     LENDER:

                                         WESTERN NATIONAL BANK


                                         By: /s/ Wesley D. Bownds
                                             -----------------------------------
                                             Wesley D. Bownds, Senior Vice
                                             President


                                Schedule II - 10

                                     GUARANTORS:

                                         By: /s/ Wallace C. Sparkman
                                             -----------------------------------
                                             Wallace C. Sparkman


                                         By: /s/ Wallace O. Sellers
                                             -----------------------------------
                                             Wallace O. Sellers


                                         CAV-RDV, LTD.


                                         By: /s/ Kirk Mehaffey
                                             -----------------------------------
                                             Kirk Mehaffey, General Partner


                                         DIAMENTE INVESTMENTS, L.P.

                                         By: Diamente Management, LLC, its
                                             general partner


                                         By: /s/ Wallace C. Sparkman
                                             -----------------------------------
                                             Wallace C. Sparkman, President


                                     SUBSIDIARIES AND GUARANTORS:


                                         ROTARY GAS SYSTEMS, INC.


                                         By: /s/ Wayne Vinson
                                             -----------------------------------
                                             Wayne Vinson, President


                                         NGE LEASING, INC.


                                         By: /s/ Scott Sparkman
                                             -----------------------------------
                                             Scott Sparkman, President


                                Schedule II - 11